Exhibit 3.1

Company no. 103899

COMPANIES (JERSEY) LAW 1991

A PUBLIC COMPANY LIMITED BY SHARES

MEMORANDUM

AND

ARTICLES OF ASSOCIATION

of

VELTI PLC

COMPANIES (JERSEY) LAW 1991

A PUBLIC COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

OF

VELTI PLC

(Adopted by written special resolution passed on 13 October 2009)

1.                                       The name of the Company is Velti plc.

2.                                       The Company is a public company.

3.                                       The Company is a par value company.

4.                                       The share capital of the Company is £5,000,000 divided into 100,000,000 ordinary shares with a par value of £0.05 each.

5.                                       The liability of a member of the Company is limited to the amount unpaid (if any) on such member’s share or shares.

COMPANIES (JERSEY) LAW 1991

A PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of

VELTI PLC

(Adopted by a special resolution passed on 30 July 2010)

i

TRANSMISSION OF SHARES	20

DISCLOSURE AND TRANSPARENCY RULES	21

UNTRACED SHAREHOLDERS	23

GENERAL MEETINGS	24

NOTICE OF GENERAL MEETINGS	24

PROCEEDINGS AT GENERAL MEETINGS	25

VOTING	28

VOTES OF MEMBERS	29

PROXIES AND CORPORATE REPRESENTATIVES	30

DIRECTORS	34

APPOINTMENT AND RETIREMENT OF DIRECTORS	35

ALTERNATE DIRECTORS	38

PROCEEDINGS OF DIRECTORS	39

DIRECTORS’ INTERESTS AND CONFLICTS OF INTEREST	41

DIRECTORS’ FEES	43

DIRECTORS’ EXPENSES	43

BORROWING POWERS	43

GENERAL POWERS OF DIRECTORS	43

ii

ASSOCIATE DIRECTORS	45

SECRETARY	46

THE SEAL	46

AUTHENTICATION OF DOCUMENTS	47

DIVIDENDS	47

RESERVES	50

CAPITALISATION OF RESERVES	50

RECORD DATES	53

REGISTER	53

MINUTES AND BOOKS	54

ACCOUNTS	54

AUDITORS	55

COMMUNICATIONS	55

WINDING UP	61

INDEMNITY AND INSURANCE	61

iii

COMPANIES (JERSEY) LAW 1991

A PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of

VELTI PLC

(Adopted by a special resolution passed on 30 July 2010)

PRELIMINARY

1.                                       This document comprises the articles of association of the Company. The regulations constituting the Standard Table in the Companies (Standard Table) (Jersey) Order 1992 shall not apply to the Company.

INTERPRETATION

2.                                       In these Articles, unless the context requires otherwise:

“address” includes a number or address used for the purposes of sending or receiving documents or information by electronic means;

“these Articles” means these articles of association as altered from time to time;

“AIM” means the Alternative Investment Market of the London Stock Exchange;

“AIM Rules” means the AIM Rules for Companies, as published from time to time by the London Stock Exchange;

“Auditors” means the auditors for the time being of the Company or, in the case of joint auditors, any one of them;

“bankrupt” has the meaning given to it in the Interpretation (Jersey) Law 1954;

“Board” means the board of directors for the time being of the Company or the Directors present or deemed to be present at a duly convened meeting of the Directors at which a quorum is present;

“certificated share” means a share which is not an uncertificated share and references in these Articles to a share being held in “certificated form” shall be construed accordingly;

“clear days” means, in relation to the giving of a notice, the period excluding the day on which a notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

“Companies Laws” means the Law, the Uncertificated Securities Order, the Electronic Communications Law and all statutes adopted in Jersey (including any orders, regulations or other subordinate legislation made under such statutes) from time to time in force concerning companies in so far as they apply to the Company;

“communication” includes an electronic communication;

“Director” means a director for the time being of the Company;

“Disclosure and Transparency Rules” means the UK Disclosure and Transparency Rules, as published by the FSA;

“dividend” includes a bonus issue;

“DTR5” means Chapter 5 of the Disclosure and Transparency Rules;

“electronic communication” has the meaning given in the Electronic Communications Law;

“Electronic Communications Law” means the Electronic Communications (Jersey) Law 2000;

“electronic signature” has the meaning given in article 1(1) of the Electronic Communications Law;

“FSA” means the Financial Services Authority of the United Kingdom;

“Group” means the Company and its subsidiaries from time to time;

“Handbook” means the publication of the same name published by the FSA;

“holder” means, in relation to any shares, the member whose name is entered in the Register as the holder of those shares;

“Jersey” means the island of Jersey;

“Law” means the Companies (Jersey) Law 1991;

“London Stock Exchange” means London Stock Exchange plc;

“member” means a member of the Company;

“Memorandum of Association” means the document of the same name of the Company, as altered from time to time;

“month” means calendar month;

“NASDAQ” means the NASDAQ Global Market;

“NASDAQ Rules” means the rules of NASDAQ;

“Office” means the registered office for the time being of the Company;

“Operator” has the meaning given to “authorised operator” in the Uncertificated Securities Order;

“Operator-instruction” means a properly authenticated de-materialised instruction attributable to the Operator;

“ordinary resolution” means a resolution of the Company in general meeting passed by a simple majority of the votes cast at that meeting;

“Ordinary Shares” means ordinary shares of £0.05 each in the capital of the Company;

“paid up” means paid up or credited as paid up;

“Register” means the register of members of the Company (and, unless the context requires otherwise, includes any overseas branch register) to be kept and maintained in accordance with these Articles and the Companies Laws;

“relevant system” means a computer based system and its related facilities and procedures that is provided by an Operator and by means of which title to units of a security can be evidenced and transferred, in accordance with the Uncertificated Securities Order, without a written instrument;

“Seal” means any common or official seal that the Company has and is permitted to have under the Companies Laws;

“special resolution” means a special resolution as defined in Article 90 of the Law;

“Transfer Office” means:

(a)                                  in relation to the Register, the location in Jersey where the Register is kept and maintained; and

(b)                                 where the Company keeps an overseas branch register in respect of any country, territory or place outside of Jersey (not being in the United Kingdom or the Republic of Ireland), the location in that country, territory or place where that overseas branch register is kept and maintained;

“Uncertificated Securities Order” means the Companies (Uncertificated Securities) (Jersey) Order 1999 and any provisions of or under the Companies Laws which supplement or replace such order;

“uncertificated share” means a share title to which is recorded on the Register as being held in uncertificated form and references in these Articles to a share being held in “uncertificated form” shall be construed accordingly;

“United Kingdom” or “UK” means the United Kingdom of Great Britain and Northern Ireland;

“USA” means the United States of America and its territories and possessions, including the District of Columbia; and

“year” means calendar year.

3.                                       In these Articles, unless the context requires otherwise:

(a)                                  the expression “debenture” shall include debenture stock and the expression “debenture holder” shall include debenture stockholder;

(b)                                 the expression “Secretary” means the secretary for the time being of the Company and includes any person appointed by the Board to perform any of the duties of the secretary including a joint, assistant or deputy secretary;

(c)                                  the expression “officer” shall include, in relation to a body corporate, a Director, manager and the Secretary but shall not include the Auditors;

(d)                                 references to “writing” mean the representation or reproduction of words, symbols or other information in a legible form by any method or combination of methods, whether sent or supplied in electronic form or otherwise, and “written” shall be construed accordingly;

(e)                                  references to a document or information being “sent”, “supplied” or “given” to or by a person mean such document or information, or a copy of such document or information, being sent, supplied, given, delivered, issued or made available to or by, or served on or by, or deposited with or by that person by any method authorised by these Articles, and “sending”, “supplying” and “giving” shall be construed accordingly;

(f)                                    references to a document being “signed” or to “signature” include references to its being signed under hand or under Seal or by any other method and, in the case of an electronic communication, such references are to its being authenticated by electronic means as specified by the Board in accordance with these Articles or (where the Board has made no specification) to an electronic signature;

(g)                                 references to a meeting shall not be taken as requiring more than one person to be present if any quorum requirement can be satisfied by one person;

(h)                                 words importing the singular number include the plural and vice versa;

(i)                                     words importing one gender include all genders and words importing persons include a body corporate;

(j)                                     any word or expression defined in the Companies Laws on the adoption of these Articles shall, if not inconsistent with the subject or context and unless otherwise expressly defined in these Articles, bear the same meaning in these Articles except that “company” shall mean any body corporate;

(k)                                  a reference to any statute or statutory instrument or any provision of a statute or statutory instrument includes any modification or re enactment of that statute, statutory instrument or provision for the time being in force;

(l)                                     any reference to:

(i)                                     rights attaching to any share;

(ii)                                  members having a right to attend and vote at general meetings of the Company;

(iii)                               dividends being paid, or any other distribution of the Company’s assets being made, to members; or

(iv)                              interests in a certain proportion or percentage of the issued share capital, or any class of share capital,

shall, unless otherwise expressly provided by the Companies Laws, be construed as though any treasury shares held by the Company had to be cancelled;

(m)                               headings are inserted for convenience only and do not affect the construction of these Articles; and

(n)                                 a special resolution shall be effective for any purpose for which an ordinary resolution is expressed to be required under any provision of these Articles.

4.                                       For the purposes of these Articles, unless the context requires otherwise:

(a)                                  a document or information is sent or supplied in “electronic form” if it is sent or supplied:

(i)                                     by electronic means (for example, by e-mail or fax); or

(ii)                                  by any other means while in an electronic form (for example, sending a disk by post),

and references to “electronic copy” have a corresponding meaning;

(b)                                 a document or information is sent or supplied by electronic means if it is:

(i)                                     sent initially and received at its destination by means of electronic equipment for the processing (which expression includes digital compression) or storage of data; and

(ii)                                  entirely transmitted, conveyed and received by wire, by radio, by optical means or by other electromagnetic means,

and references to “electronic means” have a corresponding meaning;

(c)                                  a document or information is sent or supplied in “hard copy form” if it is sent or supplied in a paper copy or similar form capable of being read, and references to “hard copy” have a corresponding meaning;

(d)                                 a document or information authorised or required by these Articles to be sent or supplied in electronic form must be sent or supplied in a form, and by a means, that the sender or supplier reasonably considers will enable the recipient to read it and to retain a copy of it; and

(e)                                  a document or information can be read only if:

(i)                                     it can be read with the naked eye; or

(ii)                                  to the extent that it consists of images (for example photographs, pictures, maps, plans or drawings), it can be seen with the naked eye.

SHARE CAPITAL

5.                                       The authorised share capital of the Company is as specified in the Memorandum of Association of the Company.

RIGHTS ATTACHED TO SHARES

6.                                       Without prejudice to any rights for the time being attached to any existing shares or class of shares and subject to the provisions of the Company Laws, any share may be issued with such preferred, deferred or other special rights, or such restrictions, whether in regard to dividend, return of capital, transfer, voting, conversion or otherwise, as the Company may from time to time by special resolution determine or, if no such resolution has been passed or so far as the resolution does not make specific provision, as the Board may determine.

UNISSUED SHARES

7.                                       Subject to the provisions of the Companies Laws and these Articles, all unissued shares of the Company (whether forming part of the existing or any increased capital) shall be at the disposal of the Board which may allot (with or without conferring a right of renunciation), grant options over, offer or otherwise deal with or dispose of such shares to such persons, at such times and generally on such terms and conditions as the Board may determine.  No share shall be issued at a discount.

8.                                       The Board may allot and issue shares in the Company to any person and without any obligation to offer such shares to the members (whether in proportion to the existing shares held by them or otherwise).

9.                                       The Company may issue fractions of shares in accordance with, and subject to the provisions of, the Law, provided that:

(a)                                  a fraction of a share shall be taken into account in determining the entitlement of a member as regards dividends or on a winding up; and

(b)                                 a fraction of a share shall not entitle a member to a vote in respect thereof.

REDEMPTION AND PURCHASE OF SHARES

10.                                 Subject to the provisions of the Companies Laws:

(a)                                  and to any rights attached to any existing shares, the Company may issue, or with the sanction of a special resolution convert any existing non-redeemable share (whether issued or not) into, a share which is to be redeemed, or is liable to be redeemed at the option of the Company or the holder;

(b)                                 the Company may purchase, or may enter into a contract under which it will or may purchase, any of its own shares of any class (including any redeemable shares) and in relation thereto, neither the Company nor the Board shall be required to select the shares to be purchased rateably or in any other particular manner as between the holders of shares of the same class or as between them and the holders of shares of any other class or in accordance with the rights as to dividends or capital conferred by any class of shares; and

(c)                                  the Company may hold as treasury shares any shares purchased or redeemed by it.

COMMISSIONS AND BROKERAGE

11.                                 The Company may exercise all powers of paying commissions and brokerage conferred or permitted by the Companies Laws.  Subject to the provisions of the Companies Laws, any such commission or brokerage may be satisfied by the payment of cash, the allotment of fully or partly paid shares, the grant of an option to call for an allotment of shares or any combination of such methods.

TRUSTS NOT RECOGNISED

12.                                 Except as required by law, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share, or any interest in any fractional part of a share, or (save as otherwise provided by these Articles or by law) any other right in respect of any share, except an absolute right to the entirety thereof in the registered holder.

RENUNCIATION OF ALLOTMENT

13.                                 The Board may at any time after the allotment of any share but before any person has been entered in the Register as the holder:

(a)                                  recognise a renunciation thereof by the allottee in favour of some other person and accord to any allottee of a share a right to effect such renunciation; and/or

(b)                                 allow the rights represented thereby to be one or more participating securities,

in each case upon and subject to such terms and conditions as the Board may think fit to impose.

VARIATION OF RIGHTS

14.                                 Whenever the share capital of the Company is divided into different classes of shares, any of the special rights attached to any class may, subject to the provisions of the Companies Laws, be varied or abrogated (either whilst the Company is a going concern or during or in contemplation of a winding up) either:

(a)                                  with the consent in writing of the holders of not less than two-thirds of the issued shares of the class (excluding any shares of that class held as treasury shares), which consent shall be in hard copy form or in electronic form sent to such address (if any) for the time being specified by or on behalf of the Company for that purpose or in default of any such specification to the Office; or

(b)                                 with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of the class,

but not otherwise.

15.                                 To every such separate general meeting all the provisions of these Articles relating to general meetings of the Company and to the proceedings thereat shall apply mutatis mutandis, except that:

(a)                                  any holder of shares of the class present in person or by proxy may demand a poll; and

(b)                                 any holder of shares of the class shall, on a poll, have one vote in respect of every share of the class held by him.

16.                                 Article 14 shall apply to the variation or abrogation of the special rights attached to some only of the shares of such class as if the shares concerned and the remaining shares of such class formed separate classes, or to any scheme for the distribution (though not in accordance with legal rights) of assets in money or in kind in or before liquidation, or to any contract for the sale or disposal of the whole or any part of the Company’s property or business determining the way in which as between the several classes of shareholders the purchase considerations shall be distributed, and generally to any alteration, contract, compromise or arrangement which the persons voting thereon could, if sui juris and holding all the shares of the class, consent to or enter into, and such resolution shall be binding upon all holders of shares of the class.

17.                                 Save as otherwise provided in these Articles, the special rights attached to any class of shares having preferential rights shall not unless otherwise expressly provided by the terms of issue thereof be deemed to be varied or abrogated by the creation or issue of further shares ranking as regards participation in the profits or assets of the Company or voting in some or all respects pari passu therewith but in no respect in priority thereto, or by any reduction of the capital paid up thereon, or by any purchase or redemption by the Company of its own shares.

ALTERATION OF SHARE CAPITAL

18.                                 The Company may from time to time by special resolution alter its Memorandum of Association to increase its capital by such sum to be divided into shares of such amounts as the resolution shall prescribe. All new shares shall, save in so far as may be otherwise provided by the terms of issue thereof, be subject to the provisions of these Articles with reference to allotment, payment of calls, lien, transfer, transmission, forfeiture and otherwise.

19.                                 The Company may from time to time by special resolution alter its Memorandum of Association to:

(a)                                  consolidate, or consolidate and divide, all or any of its share capital into shares of a larger amount than its existing shares;

(b)                                 cancel any shares which, at the date of the passing of the resolution, have not been taken, or agreed to be taken, by any person and diminish the amount of its capital by the amount of the shares so cancelled; and

(c)                                  sub-divide its shares, or any of them, into shares of smaller amount than is fixed by the Memorandum of Association of the Company provided that in the sub-division the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived, and so that the resolution whereby any share is sub-divided may determine that, as between the holders of the shares resulting from such sub-division, one or more of the shares may, as compared with the others, have any such preferred, deferred or other special rights, or be subject to any such restrictions, as the Company has power to attach to unissued or new shares; or

(d)                                 alter its share capital in any other way permitted by the Companies Laws.

20.                                 Whenever as a result of a consolidation, consolidation and sub-division or sub-division of shares any members would become entitled to fractions of a share, the Board may deal with the fractions as it thinks fit.  In particular the Board may sell the shares representing the fractions for the best price reasonably obtainable to any person

(including, subject to the provisions of the Companies Laws, the Company) and distribute the net proceeds of sale in due proportion among those members and the Board may authorise some person to transfer or deliver the shares to, or in accordance with the directions of, the purchaser.  For the purposes of effecting the sale, the Board may arrange for the shares representing the fractions to be entered in the Register as certificated shares.  The person to whom any shares are transferred or delivered shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in, or invalidity of, the proceedings relating to the sale.  Subject to the Companies Laws, when the Board consolidates or sub-divides shares, it can treat certificated and uncertificated shares which a member holds as separate shareholdings.

21.                                 Subject to the provisions of the Companies Laws, the Company may by special resolution reduce its share capital or any capital redemption reserve or share premium account in any way.

22.                                 Subject to the provisions of the Companies Laws, the Company may make a distribution to its members from its share premium account or any other account, except its nominal capital account or capital redemption reserve.

SHARE CERTIFICATES AND TITLE TO SHARES

23.                                 Every person whose name is entered as a member in the Register in respect of any shares of any class in certificated form (except a person in respect of whom the Company is not by law required to issue a share certificate) shall be entitled without payment to a certificate therefor, upon the issue thereof within two months after allotment (or such shorter period as the terms of issue shall provide), and upon the transfer thereof within two months after lodgement of transfer (not being a transfer which the Company is for any reason entitled to refuse to register and does not register) and, in the case of conversion thereof from uncertificated to certificated form, within two months of the date of conversion.  The Company shall not be bound to register more than four persons as the joint holders of a share and in the case of a share held jointly by several persons the Company shall not be bound to issue more than one certificate therefor and delivery of a certificate to any one of such persons shall be sufficient delivery to all.

24.                                 Every share certificate shall be signed under a Seal or signed by two Directors or by one Director and the Secretary and shall specify the number and class of the shares to which it relates and the amount or respective amounts paid up on the shares and (if required by the Companies Laws) the distinguishing numbers of such shares.  The Board may by resolution decide, either generally or in any particular case or cases, that any signatures on any share certificates need not be autographic but may be applied to the certificates by some mechanical or other means or may be printed on them.

25.                                 Where a member transfers part only of the certificated shares comprised in a share certificate the old certificate shall be cancelled and a new certificate for the balance of such shares (to the extent that such balance is to be held in certificated form) issued in lieu without charge.

26.                                 Any two or more certificates representing certificated shares of any one class held by any member may at his request be cancelled and a single new certificate for such shares issued in lieu without charge.

27.                                 If any member shall surrender for cancellation a share certificate representing certificated shares held by him and request the Company to issue in lieu two or more share certificates representing such shares in such proportions as may be specified, the Board may, if it thinks fit, comply with such request.

28.                                 If a share certificate shall be damaged or defaced or alleged to have been lost, stolen or destroyed a new certificate representing the same certificated shares may be issued to the holder upon request subject to delivery up of the old certificate or (if alleged to have been lost, stolen or destroyed) compliance with such conditions as to evidence and indemnity and (in either case) the payment of any exceptional out-of-pocket expenses of the Company in connection with the request as the Board may think fit.  Subject as aforesaid no charge will be made for a new share certificate issued to replace one that has been damaged, lost or destroyed.

29.                                 In the case of certificated shares held jointly by several persons any such request may be made by any one of the joint holders except where the certificate is alleged to be lost, stolen or destroyed.

CALLS ON SHARES

30.                                 The Board may from time to time make calls upon the members in respect of any moneys unpaid on their shares (whether on account of the nominal value of the shares or, when permitted, by way of premium) and not by the terms of issue thereof made payable at fixed times.  Each member shall (subject to receiving at least 14 clear days’ notice specifying the time or times and place of payment) pay to or as directed by the Company at the time or times and place so specified the amount called on his shares.

31.                                 A call shall be deemed to have been made at the time when the resolution of the Board authorising the call was passed and may be made payable by instalments.  A call may be wholly or in part revoked or postponed as the Board may determine.

32.                                 The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.  Subject to the Companies Laws, a person upon whom a call is made shall remain liable for calls made upon him, notwithstanding the subsequent transfer of the shares on which the call was made.

33.                                 If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate as the Board in its absolute discretion may determine, together with all expenses that may have been incurred by the Company by reason of such non-payment, but the Board shall be at liberty in any case or cases to waive payment of such interest and expenses wholly or in part.

34.                                 Any sum (whether on account of the nominal value of the share or by way of premium) which by the terms of issue of a share becomes payable upon allotment or at a fixed date shall for all the purposes of these Articles be deemed to be a call duly made and payable on the date on which by the terms of issue the same becomes payable.  In the case of non-payment all the relevant provisions of these Articles as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

35.                                 The Board may on the issue of shares differentiate between the holders as to the amount of calls to be paid and the times of payment.

36.                                 The Board may if it thinks fit receive from any member willing to advance the same all or any part of the moneys (whether on account of the nominal value of the shares or by way of premium) uncalled and unpaid upon the shares held by him and such payment in advance of call shall extinguish pro tanto the liability upon the shares in respect of which it is made and upon the money so received (until and to the extent that the same would but for such advance become payable) the Company may pay interest at such rate as may be agreed between the member paying such sum and the Board but any such advance payment shall not entitle the holder of the share to participate in respect of such amount in any dividend.

FORFEITURE AND LIEN

37.                                 If a member fails to pay in full any call or instalment of a call on the day appointed for payment thereof, the Board may at any time thereafter serve a notice on him requiring payment of so much of the call or instalment as is unpaid together with any interest which may have accrued thereon and any expenses incurred by the Company by reason of such non-payment.

38.                                 The notice shall name a further day (not being less than 14 clear days from the date of service of the notice) on or before which and the place where the payment required by the notice is to be made, and shall state that in the event of non-payment in accordance therewith the shares on which the call was made will be liable to be forfeited.

39.                                 If the requirements of any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may at any time thereafter, before payment of all calls and interest and expenses due in respect thereof has been made, be forfeited by a resolution of the Board to that effect.  Such forfeiture shall include all dividends declared and other moneys payable in respect of the forfeited share and not actually paid before forfeiture.  The Board may accept a surrender of any share liable to be forfeited.

40.                                 When any share has been forfeited, notice of the forfeiture shall be served upon the person who was before forfeiture the holder of the share but no forfeiture shall be invalidated by omission or neglect to give such notice.

41.                                 A share so forfeited or surrendered shall be deemed to be the property of the Company and may be sold, re-allotted or otherwise disposed of either to the person who was before such forfeiture or surrender the holder thereof or entitled thereto or to any other person upon such terms and in such manner as the Board thinks fit, and at any time before a sale, re-allotment or disposal the forfeiture or surrender may be cancelled on such terms as the Board thinks fit.  The Board may, if necessary, authorise some person to transfer a forfeited or surrendered share to any such other person as aforesaid.

42.                                 A person whose shares have been forfeited or surrendered shall cease to be a member in respect of the shares (and shall, in the case of shares held in certificated form, surrender to the Company for cancellation the certificate for such shares) but shall notwithstanding the forfeiture or surrender remain liable to pay to the Company all moneys which at the date of forfeiture or surrender were presently payable by him to the Company in respect of the shares with interest thereon at such rate as the Board may in its absolute discretion determine from the date of forfeiture or surrender until payment, but the Board may waive payment of such interest either wholly or in part.  The Board may enforce payment, without any allowance for the value of the shares at the time of forfeiture or surrender.

43.                                 The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys payable to the Company (whether presently or not) in respect of such share.  The Company’s lien on a share shall extend to all dividends or other moneys payable thereon or in respect thereof.  The Board may waive any lien which has arisen and may resolve that any share shall for some limited period be exempt wholly or partially from the provisions of this Article.

44.                                 The Company may sell in such manner as the Board thinks fit any share on which the Company has a lien, but no sale shall be made unless the period for the payment or discharge of some part at least of the debt or liability in respect of which the lien exists shall have actually arrived nor until the expiration of 14 clear days after a notice stating and demanding payment or discharge thereof and giving notice of intention to sell in default shall have been given to the holder for the time being of the share or the person entitled thereto by reason of his death or bankruptcy.

45.                                 The net proceeds of such sale after payment of the cost of such sale shall be applied in or towards payment or satisfaction of the debts or liabilities in respect whereof the lien exists so far as the same are presently payable and any residue shall upon surrender (in the case of shares held in certificated form) to the Company for cancellation of the certificate for the shares sold and (in any case) subject to a like lien for debts or liabilities the period for the payment or discharge of which has not actually arrived as existed upon the shares prior to the sale be paid to the person entitled to the shares at the time of the sale.  For giving effect to any such sale the Board may authorise some person to sign an instrument of transfer to transfer the shares sold to the purchaser.

46.                                 A statutory declaration or affidavit that the declarant is a Director or the Secretary and that a share has been duly forfeited or surrendered or sold to satisfy a lien of the Company on a date stated in the declaration shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share.  Such declaration and the receipt of the Company for the consideration (if any) given for the share on the sale, re-allotment or disposal thereof together with the share certificate (in the case of shares in certificated form) delivered to a purchaser or allottee thereof shall (subject to the execution of an instrument of transfer if the same be required) constitute a good title to the share and the person to whom the share is sold, re-allotted or disposed of shall be registered as the holder of the share and shall not be bound to see to the application of the purchase money (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, surrender, sale, re-allotment or disposal of the share.

TRANSFER OF SHARES

47.                                 All transfers of shares which are in uncertificated form may be effected by means of a relevant system in accordance with the Companies Laws and the rules of the relevant system.

48.                                 A transfer of shares in certificated form may be effected by an instrument of transfer  in any usual or common form or in any other form acceptable to the Board and may be under hand only.  The instrument of transfer shall be signed by or on behalf of the transferor and (except in the case of fully paid shares) by or on behalf of the transferee.  The transferor shall remain the holder of the shares concerned until the name of the transferee is entered in the Register in respect thereof.

49.                                 The registration of transfers may be suspended at such times and for such periods (not exceeding 30 days in any year) as the Board may from time to time determine either generally or in respect of any class of shares, save that the Board may not suspend the registration of transfers of any shares which are participating securities without the consent of the Operator.

50.                                 The Board may, in its absolute discretion, refuse to register any transfer of an uncertificated share where permitted by these Articles and the Companies Laws.

51.                                 The Board may, in its absolute discretion, refuse to register any instrument of transfer of a certificated share:

(a)                                  which is not fully paid up but, in the case of a class of shares which are admitted to trading on any exchange operated by the London Stock Exchange, not so as to prevent dealings in those shares from taking place on an open and proper basis;

(b)                                 on which the Company has a lien; and

(c)                                  to which Article 78 applies.

52.                                 The Board may decline to recognise any instrument of transfer relating to certificated shares unless the instrument:

(a)                                  has been left at the Office, the Transfer Office or at such other place as the Board may decide, for registration;

(b)                                 is accompanied by the certificate for the shares to be transferred and such other evidence (if any) as the Board may reasonably require to prove the title of the intending transferor or his right to transfer the shares; and

(c)                                  is in respect of only one class of shares.

53.                                 Unless otherwise agreed by the Board in any particular case, the maximum number of persons who may be entered on the Register as joint holders of a share is four.

54.                                 For all purposes of these Articles relating to the registration of transfers of shares, the renunciation of the allotment of any shares by the allottee in favour of some other person shall be deemed to be a transfer and the Board shall have the same powers of refusing to give effect to such a renunciation as if it were a transfer.

55.                                 If the Board refuses to register a transfer then, within two months after the date on which:

(a)                                  the transfer was lodged with the Company (in the case of shares held in certificated form); or

(b)                                 the Operator-instruction was received by the Company (in the case of shares held in uncertificated form),

the Board shall send to the transferee notice of the refusal together with (in the case of shares held in certificated form) the instrument of transfer.

56.                                 Subject to Article 57, all instruments of transfer which are registered may be retained by the Company; and subject to the Companies Laws, the Company shall be entitled to destroy:

(a)                                  all instruments of transfer which have been registered at any time after the expiration of ten years from the date of registration thereof;

(b)                                 all dividend mandates and notifications of change of address at any time after the expiration of two years from the date of recording thereof;

(c)                                  all share certificates which have been cancelled at any time after the expiration of one year from the date of cancellation thereof;

(d)                                 all appointments of proxy which have been used for the purposes of a poll, at any time after the expiration of one year from the date of such use, and all appointments of proxy which have not been used for the purposes of a poll, at any time after one month from the end of the meeting to which the appointments of proxy relates and at which no poll was demanded; and

(e)                                  any other document on the basis of which any entry in the Register is made at any time after the expiry of ten years from the date an entry in the Register was first made in respect of it, and it shall conclusively be presumed in favour of the Company that every entry in the Register purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made and every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and every share certificate so destroyed was a valid and effective certificate duly and properly cancelled and every other document hereinbefore mentioned so destroyed was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company.

57.                                 Article 56 applies only to the destruction of a document in good faith and without notice of any claim (regardless of the parties thereto) to which the document might be relevant and nothing in Article 56 shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any other circumstances which would not attach to the Company in the absence of Article 56.

58.                                 References in Articles 56 and 57 to the destruction of any document include references to the disposal thereof in any manner.

59.                                 No fee will be charged by the Company in respect of the registration of any instrument of transfer, probate, letters of administration, certificate of marriage or death, stop notice, power of attorney or other document relating to or affecting the title to any shares or otherwise for making any entry in the Register affecting the title to any shares.

UNCERTIFICATED SHARES

60.                                 Subject to the Companies Laws, the Board may resolve that a class of shares is to become a participating security and may at any time determine that a class of shares shall cease to be a participating security.

61.                                 No provision of these Articles shall apply to shares of any class which are in uncertificated form to the extent that such Article is inconsistent with:

(a)                                  the holding of shares of that class in uncertificated form;

(b)                                 the transfer of title to shares of that class by means of a relevant system;

(c)                                  any provision of the Uncertificated Securities Order; or

(d)                                 the exercise of any powers or functions of the Company or the effecting by the Company of any actions by means of a relevant system.

62.                                 Any share of a class which is a participating security may be changed from an uncertificated share to a certificated share and from a certificated share to an uncertificated share in accordance with the Uncertificated Securities Order and the rules of any relevant system.

63.                                 For the purpose of effecting any action by the Company, the Board may determine that shares held by a person in uncertificated form shall be treated as a separate holding from shares held by that person in certificated form but shares of a class held by a person in uncertificated form shall not be treated as a separate class from shares of that class held by that person in certificated form.

64.                                 Unless the Board otherwise determines or the Uncertificated Securities Order or the rules of the relevant system concerned otherwise require, any shares issued or created out of or in respect of any uncertificated shares shall be uncertificated shares and any shares issued or created out of or in respect of any certificated shares shall be certificated shares.

65.                                 In relation to any share in uncertificated form:

(a)                                  the Company may utilise the relevant system to the fullest extent available from time to time in the exercise of any of its powers or functions under the Companies Laws or these Articles or otherwise in effecting any actions and the Company may from time to time determine the manner in which such powers, functions and actions shall be so exercised or effected;

(b)                                 the Company may, by notice to the holder of that share, require the holder to change the form of that share to certificated form within such period as may be specified in the notice; and

(c)                                  the Company shall not issue a share certificate.

The Company may by notice to the holder of any share in certificated form, direct that the form of such share may not be changed to uncertificated form for a period specified in such notice.

66.                                 Subject to the Companies Laws, the Board may lay down regulations not included in these Articles which (in addition to, or in substitution for, any provisions in these Articles):

(a)                                  apply to the issue, holding or transfer of shares in uncertificated form;

(b)                                 set out (where appropriate) the procedures for conversion and/or redemption of shares in uncertificated form; and/or

(c)                                  the Board considers necessary or appropriate to ensure that these Articles are consistent with the Uncertificated Securities Order and/or the Operator’s rules and practices.

67.                                 Any such regulations made by the Board pursuant to Article 66 will apply instead of any relevant provisions in these Articles which relate to the transfer, conversion and redemption of shares in uncertificated form or which are not consistent with the Uncertificated Securities Order, in all cases to the extent (if any) stated in such regulations.  If the Board make any such regulations, Article 68 will (for the avoidance of doubt) continue to apply, when read in conjunction with those regulations.

68.                                 Any instruction given by means of a relevant system shall be a dematerialised instruction given in accordance with the Uncertificated Securities Order, the facilities and requirement of a relevant system and the Operator’s rules and practices.

69.                                 Where the Company is entitled under the Companies Laws and the rules, procedures or practices of any relevant system or under these Articles to dispose of, forfeit, accept the surrender of, enforce a lien over, re-allot or sell, transfer or otherwise procure the sale of any shares which are held in uncertificated form, the Board shall have the power (subject to the Companies Laws and the rules, procedures or practices of the relevant system) to take such steps as the Board considers appropriate, by instruction by means of a relevant system or otherwise, to effect such disposal, forfeiture, surrender, enforcement, re-allotment sale or transfer and such powers shall (subject as aforesaid) include the right to:

(a)                                  request or require the deletion of any computer based entries in the relevant system relating to the holding of such shares in uncertificated form; and/or

(b)                                 alter such computer based entries so as to divest the registered holder of such shares of the power to transfer such shares to a person other than the transferee, purchaser or his nominee identified by the Company for this purpose; and/or

(c)                                  require any holder of any uncertificated shares which are the subject of any exercise by the Company of any such entitlement, by notice to the holder concerned, to convert his holding of such uncertificated shares into certificated form within such period as may be specified in the notice prior to completion of any disposal, sale or transfer of such shares or direct the holder to take such steps as may be necessary to sell or transfer such shares; and/or

(d)                                 otherwise rectify or change the Register in respect of any such shares in such manner as the Board considers appropriate (including, without limitation, by entering the name of the transferee into the Register as the next holder of such shares); and/or

(e)                                  appoint any person to take such steps in the name of the holder of such shares as may be required to effect the conversion and/or transfer of such shares and such steps shall be effective as if they had been taken by the registered holder of the uncertificated shares concerned.

70.                                 The Company shall not issue to any person a certificate in respect of an uncertificated share.

TRANSMISSION OF SHARES

71.                                 In the case of the death of a shareholder, the survivors or survivor where the deceased was a joint holder, and the executors or administrators of the deceased where he was a sole or only surviving holder, shall be the only persons recognised by the Company as having any title to his interest in the shares, but nothing in this Article shall release the estate of a deceased holder (whether sole or joint) from any liability in respect of any share held by him.

72.           Any guardian of an infant member, any curator bonis or guardian or other legal representative of a member under legal disability and any person becoming entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law may (subject as hereinafter provided) upon supplying the Company with such evidence as the Board may reasonably require to show his title to the share either require to be registered himself as a holder of the share by giving to the Company notice to that effect or transfer such share to some other person (in any case in the event of the share being in uncertificated form subject always to the Companies Laws and to the rules of any relevant system).  All the limitations, restrictions and provisions of these Articles relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the event giving rise thereto had not occurred and the notice or transfer were a transfer executed by such member.

73.           Save as otherwise provided by or in accordance with these Articles, a person becoming entitled to a share in consequence of any event giving rise to transmission by operation of law shall upon supplying the Company with such evidence as the Board may reasonably require to show his title to the share be entitled to the same dividends and other advantages as those to which he would be entitled if he were the registered holder of the share, but he shall not be entitled in respect thereof to exercise any right conferred by membership in relation to meetings of the Company until he shall have been registered as a member in respect of the share.  Provided always that the Board may at any time give notice requiring such person to elect either to be registered himself or to transfer the share, and if within 60 days the notice is not complied with, the Board may in its absolute discretion withhold payment of dividends and other moneys payable in respect of such share until such time as the notice is complied with.  Where two or more persons are jointly entitled by transmission to a share they shall for the purposes of these Articles be treated as if they were joint holders of such share registered in the order in which their names have been supplied to the Company or such other order as the person requiring to be registered may by notice to the Company have prescribed at that time.

DISCLOSURE AND TRANSPARENCY RULES

74.           Each holder of shares shall be under an obligation to make notifications in accordance with the provisions of Articles 75 to 79, and the provisions of Articles 75 to 79 shall only apply, for so long as the Company’s Ordinary Shares are admitted to trading on AIM.

75.           If at any time the Company shall have a class of shares admitted to trading on any exchange operated by the London Stock Exchange, the provisions of DTR5 shall be deemed to be incorporated by reference into these Articles and accordingly the vote holder and issuer notification rules set out in DTR5 shall apply to the Company and each holder of shares.

76.           For the purposes of the incorporation by reference of DTR5 into these Articles and the application of DTR5 to the Company and each holder of shares, the Company shall (for the purposes of Articles 75 to 79 only) be deemed to be an “issuer”, as such term is defined in DTR5 (and not, for the avoidance of doubt, a “non-UK issuer”, as such term in defined in DTR5).

77.           For the purposes of Articles 75 to 79 only, defined terms in DTR5 shall bear the meaning set out in DTR5, and if the meaning of a defined term is not set out in DTR5, the defined term shall bear the meaning set out in the glossary to the Handbook (in such case, read as the definition applicable to DTR5).

78.           If the Company determines that a holder of shares (a “Defaulting Shareholder”) has not complied with the provisions of DTR5 referred to above with respect to some or all of such shares held by such holder of shares (the “Default Shares”), the Company shall have the right by delivery of notice to the Defaulting Shareholder (a “Default Notice”) to:

(a)           suspend the right of such Defaulting Shareholder to vote the Default Shares in person or by proxy at any meeting of the Company.  Such a suspension shall have effect from the date on which the Default Notice is delivered by the Company to the Defaulting Shareholder until a date that is not more than seven  clear days after the Company has determined in its sole discretion that the Defaulting Shareholder has cured the non-compliance with the provisions of DTR5, provided however, that the Company may at any time by subsequent written notice cancel or suspend the operation of a Default Notice; and/or

(b)           withhold, without any obligation to pay interest thereon, any dividend or other amount payable with respect to the Default Shares with such amount to be payable only after the Default Notice ceases to have effect with respect to the Default Shares; and/or

(c)           render ineffective any election to receive shares of the Company instead of cash in respect of any dividend or part thereof; and/or

(d)           (subject to the Companies Laws) prohibit the transfer of any shares of the Company held by the Defaulting Shareholder except with the consent of the Company or if the Defaulting Shareholder can provide satisfactory evidence to the Company to the effect that, after due inquiry, such Defaulting Shareholder has determined that the Shares to be transferred are not Default Shares.

79.           The Company shall use its reasonable endeavours to procure that persons discharging managerial responsibilities (as that term is defined in the Disclosure and Transparency Rules) comply with Chapter 3 of the Disclosure and Transparency Rules.

UNTRACED SHAREHOLDERS

80.           The Company shall be entitled to sell at the best price reasonably obtainable any share of a member or any share to which a person is entitled by transmission if and provided that:

(a)           during a period of 12 years at least three cash dividends have become payable in respect of the share to be sold and have been sent by the Company in accordance with these Articles;

(b)           during that period of 12 years no cash dividend payable in respect of the share has been claimed, no cheque, warrant, order or other payment for a dividend has been cashed, no dividend sent by means of a funds transfer system has been paid and no communication has been received by the Company from the member or the person entitled by transmission to the share;

(c)           the Company has, at the expiration of the said period of 12 years by advertisement in at least one newspaper with a national circulation in each of the United Kingdom and the USA and in a newspaper circulating in the area in which the address on the Register or otherwise the last known postal address given by the member or the person entitled by transmission is located, given notice of its intention to sell such share; and

(d)           the Company has not during the further period of three months after the date of publication of the advertisements (or the later publication date if the two advertisements are not published on the same day) and prior to the exercise of the power of sale received any communication from the member or person entitled by transmission.

81.           To give effect to any sale under Article 80 the Company may appoint any person to execute as transferor an instrument of transfer of such share and such instrument of transfer shall be as effective as if it had been executed by the registered holder of or person entitled by the transmission to such share.  The Company shall account to the member or other person entitled to such share for the net proceeds of such sale by carrying all moneys in respect thereof to a separate account which shall be a debt of the Company and the Company shall be deemed to be a debtor and not a trustee in respect thereof for such member or other person.  Moneys carried to such separate account may either be employed in the business of the Company or investments (other than shares of the Company or its holding company if any) as the Board may from time to time think fit.  No interest shall be paid in respect of such moneys and the Company shall not be bound to account for any money earned thereon.

GENERAL MEETINGS

82.           The Board shall convene and the Company shall hold general meetings as annual general meetings in accordance with the requirements of the Companies Laws.

83.           The Board may convene any other general meeting whenever it thinks fit and at such time and place as the Board may determine.  On the request of members pursuant to the provisions of the Companies Laws, the Board shall convene a general meeting in accordance with the requirements of the Companies Laws.

84.           Subject to the Companies Laws, a resolution in writing signed by or on behalf of each member who would have been entitled to vote upon it if it had been proposed at a general meeting at which he was present shall be as effectual as if it had been passed at a general meeting properly convened and held and may consist of several instruments in the like form each signed by or on behalf of one or more of the members.

NOTICE OF GENERAL MEETINGS

85.           An annual general meeting and any other general meeting (whether convened for the passing of an ordinary or a special resolution) shall be called by at least 14 clear days’ notice.

86.           Notice of every general meeting shall be given to all members (other than those who under the provisions of these Articles or any restrictions imposed on any shares are not entitled to receive such notices from the Company), to each Director and to the Auditors provided that the Company may determine that only those persons entered on the Register at the close of business on a day determined by the Company, such day being no more than 21 days before the day that notice of the meeting is sent, shall be entitled to receive such notice.

87.           The accidental omission to give notice of a meeting or to send any document or other information relating to the meeting to any person entitled to receive it, or the non-receipt of any such notice, document or information, whether or not the Company is aware of such omission or non-receipt, shall not invalidate the proceedings at any general meeting.

88.           Every notice calling a general meeting shall specify the place of the meeting and the time and date of the meeting, and there shall appear with reasonable prominence in every such notice a statement to the effect that a member is entitled to appoint one or more proxies (who need not be members) to exercise all or any of his rights to attend and to speak and vote at the meeting, provided that each proxy is appointed to exercise the rights attached to a different share or shares held by him.

89.           Every notice calling an annual general meeting shall specify the meeting as such.

90.           Every notice calling a general meeting at which business other than routine business is to be transacted shall specify the general nature of such business and, if any resolution is to be proposed as a special resolution, shall contain a statement to that effect.

91.           Routine business shall mean and include only business transacted at an annual general meeting of the following classes, that is to say:

(a)           declaring dividends;

(b)           considering and adopting the accounts, the reports of the Directors and Auditors and other documents required to be annexed to the accounts;

(c)           appointing or re-appointing Directors to fill vacancies arising at the meeting on retirement by rotation or otherwise;

(d)           re-appointing the retiring Auditors unless they were last appointed otherwise than by the Company in general meeting;

(e)           fixing the remuneration of the Auditors or determining the manner in which such remuneration is to be fixed;

(f)            the grant, renewal, extension or variation of any authority for the Company to make market purchases of shares in its own capital and to hold any shares so purchased as treasury shares; and

(g)           the renewing or regranting of an existing authority for a scrip dividend alternative.

92.           Any member present, either personally or by proxy, at any meeting of the Company shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.

93.           For the purposes of determining which persons are entitled to attend or vote at a meeting and how many votes such person may cast, the Company may specify a time in the notice of the meeting, not more than 48 hours before the time fixed for the meeting, by which a person must be entered on the Register in order to have the right to attend or vote at the meeting.

PROCEEDINGS AT GENERAL MEETINGS

94.           No business (other than the appointment of a chairman) shall be transacted at any general meeting unless a quorum is present at the time when the meeting proceeds to business.  The quorum for any general meeting shall be at least two members present in person or by proxy who are entitled to vote and who represent between them not less than one third of the shares in issue as at the date of such general meeting (but so that not less than two individuals shall constitute a quorum).

95.           The chairman of the Board, failing whom a deputy chairman (to be chosen, if there be more than one, by agreement amongst them or, failing agreement, by lot) shall preside as chairman at a general meeting.  If there be no such chairman or deputy chairman, or if at any meeting none be present within five minutes after the time appointed for holding the meeting or none be willing to act, the Directors present shall choose one of their number or, if no Director be present or if all the Directors present decline to take the chair, the members present shall choose one of their number to be chairman of the meeting.

96.           If within 15 minutes from the time appointed for a general meeting (or such longer period as the chairman of the meeting may think fit to allow) a quorum is not present, the meeting, if convened by or on the request of members pursuant to the provisions of the Companies Laws, shall be dissolved.  In any other case it shall stand adjourned to the same day in the next week, at the same time and place, or to such day and at such time and place as the chairman of the meeting may determine, and if at such adjourned meeting a quorum is not present within 15 minutes from the time appointed for holding the meeting, the meeting shall be dissolved.

97.           The chairman of the meeting may at any time without the consent of the meeting adjourn any general meeting (whether or not it has commenced or a quorum is present) either indefinitely or to another time or place where it appears to him that the members wishing to attend cannot conveniently be accommodated in the place appointed for the meeting or where the conduct of persons present prevents or is likely to prevent the orderly continuation of business or where an adjournment is otherwise necessary so that the business of the meeting may be properly conducted.  In addition the chairman of the meeting may with the consent of any general meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting from time to time (or indefinitely) and from place to place, but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place.  Where a meeting is adjourned indefinitely, the time and place for the adjourned meeting shall be fixed by the Board.

98.           When a meeting is adjourned for 30 days or more or indefinitely, not less than seven clear days’ notice of the adjourned meeting (exclusive of the day on which it is served or deemed to be served and of the day for which it is given) shall be given as in the case of the original meeting, but it shall not be necessary to specify in such notice the nature of the business to be transacted at the adjourned meeting.  Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

99.           In the case of any general meeting the Board may, notwithstanding the specification in the notice of the place of the general meeting (the “principal place”) at which the chairman of the meeting shall preside, make arrangements for simultaneous attendance and participation at other places by members and proxies entitled to attend the general meeting but excluded from the principal place under the provisions of this Article.  Such arrangements for simultaneous attendance at the meeting may include arrangements regarding the level of attendance at places other than the principal place provided that they shall operate so that any member and proxy excluded from attendance at the principal place is entitled to attend at one of the other places.  For the purpose of all other provisions of these Articles any such meeting shall be treated as being held and taking place at the principal place.

100.         The Board may, for the purpose of facilitating the organisation and administration of any general meeting to which any of the arrangements referred to in Article 99 apply, from time to time make arrangements, whether involving the issue of tickets (on a basis intended to afford to all members and proxies entitled to attend the meeting an equal opportunity of being admitted to the principal place) or the imposition of some random means of selection or otherwise as the Board shall in its absolute discretion consider to be appropriate, and may from time to time vary any such arrangements or make new arrangements in their place and the entitlement of any member or proxy to attend a general meeting at the principal place shall be subject to such arrangements as may be for the time being in force whether stated in the notice convening the meeting to apply to that meeting or notified to the members concerned subsequent to the notice convening the meeting.

101.         If it appears to the chairman that the meeting place specified in the notice convening the meeting is inadequate to accommodate all members entitled and wishing to attend, the meeting is duly constituted and its proceedings valid if the chairman is satisfied that adequate facilities are available to ensure that a member who is unable to be accommodated is able:

(a)           to participate in the business for which the meeting has been convened;

(b)           to hear and see all persons present who speak (whether by the use of microphones, loud-speakers, audio-visual communications equipment or otherwise), whether in the meeting place or elsewhere; and

(c)           to be heard and seen by all other persons present in the same way.

102.         The Board may make any arrangement and impose any restriction it considers appropriate to ensure the security of a meeting including, without limitation, the searching of a person attending the meeting and the restriction of the items of personal property that may be taken into the meeting place.  The Board is entitled to refuse entry to a meeting to a person who refuses to comply with these arrangements.

103.         The Board may direct that members or proxies wishing to attend any general meeting should provide such evidence of identity and submit to such searches or other security arrangements or restrictions as the Board shall consider appropriate in the circumstances and shall be entitled in its absolute discretion to refuse entry to any general meeting to any member or proxy who fails to provide such evidence of identity or to submit to such searches or otherwise to comply with such security arrangements or restrictions or to eject any such member or proxy from any general meeting.

VOTING

104.         At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless (before or immediately following the declaration of the result of the vote on a show of hands) a poll is duly demanded.  Subject to the provisions of the Companies Laws, a poll may be demanded by either:

(a)           the chairman of the meeting; or

(b)           not less than five members present in person or by proxy and entitled to vote on the resolution; or

(c)           a member or members present in person or by proxy and representing not less than 10 per cent. of the total voting rights of all the members having the right to vote on the resolution (excluding any voting rights attached to shares in the Company held as treasury shares); or

(d)           a member or members present in person or by proxy and holding shares conferring a right to vote on the resolution being shares on which an aggregate sum has been paid up equal to not less than 10 per cent. of the total sum paid up on all the shares conferring that right (excluding any shares in the Company conferring a right to vote on the resolution which are held as treasury shares).

105.         A demand for a poll may, before the poll is taken, be withdrawn only with the consent of the chairman.  A demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made, which result shall be effective.  Unless a poll is so demanded (and the demand is not withdrawn) a declaration by the chairman of the meeting that a resolution has been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the minute of the meeting, shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded for or against such resolution.

106.         If a poll is duly demanded (and the demand is not withdrawn) it shall be taken in such manner (including the use of ballot or voting papers or tickets) as the chairman of the meeting may direct, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.  The chairman of the meeting may (and if so directed by the meeting shall) appoint scrutineers (who need not be members) and may adjourn the meeting to some place and time fixed by him for the purpose of declaring the result of the poll.

107.         A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith.  A poll demanded on any other question shall be taken either immediately or at such subsequent time (not being more than 30 days from the date of the meeting) and place as the chairman may direct.  No notice need be given of a poll not taken immediately.  The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the question on which the poll has been demanded.

108.         If an amendment is proposed to any resolution under consideration but is in good faith ruled out of order by the chairman of the meeting, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.  With the consent of the chairman of the meeting, an amendment may be withdrawn before it is voted on.  No amendment to a resolution duly proposed as a special resolution (other than a mere clerical amendment to correct a patent error) may in any event be considered or voted on.  No amendment to a resolution duly proposed as an ordinary resolution (other than a mere clerical amendment to correct a patent error) may be considered or voted on unless either:

(a)           at least 48 hours prior to the time appointed for holding the meeting or adjourned meeting at which such ordinary resolution is to be proposed notice of the terms of the amendment and intention to move the same has been delivered in hard copy form to the Office or to such other place as may be specified by or on behalf of the Company for that purpose or received in electronic form at such address (if any) for the time being specified by or on behalf of the Company for that purpose; or

(b)           the chairman of the meeting in his absolute discretion decides that it may be considered or voted upon.

109.         If any votes shall be counted which ought not to have been counted, or might have been rejected, the error shall not vitiate the result of the voting unless it is pointed out at the same meeting, or at any adjournment thereof, and not in that case unless it shall in the opinion of the chairman of the meeting be of sufficient magnitude to affect the result of the voting.

VOTES OF MEMBERS

110.         Subject to Article 93 and to any special rights or restrictions as to voting attached by or by virtue of these Articles to any shares or any class of shares, on a show of hands every member who is present in person and every proxy present who has been duly appointed by a member entitled to vote on the resolution shall have one vote and on a poll every member who is present in person or by proxy shall have one vote for every share of which he is the holder.

111.         In the case of joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders.  For this purpose seniority shall be determined by the order in which the names of the holders stand in the Register in respect of the joint holding.

112.         Where in Jersey or elsewhere an attorney, receiver, curator bonis or other person (by whatever name called) has been appointed by any court claiming jurisdiction in that behalf (whether in Jersey or elsewhere) to exercise power with respect to the property or affairs of any member on the ground (however formulated) of mental disorder, the Board may in its absolute discretion, upon or subject to production of such evidence as they may require, permit such attorney, receiver, curator bonis or other person to vote in person or by proxy on behalf of such member at any general meeting.

113.         No member shall, unless the Board otherwise determines, be entitled to be present or to vote at any general meeting either in person or by proxy or upon any poll or to exercise any other right conferred by membership in relation to meetings of the Company in respect of any shares held by him if:

(a)           any call or other sum presently payable by him to the Company in respect of such shares remains unpaid; or

(b)           the holder of shares has been served with a Default Notice under Article 78, which remains in effect.

114.         No objection shall be raised as to the admissibility of any vote except at the meeting or adjourned meeting or poll at which the vote objected to is or may be given or tendered and every vote not disallowed at such meeting shall be valid for all purposes.  Any such objection shall be referred to the chairman of the meeting whose decision shall be final and conclusive.

115.         On a poll a person present in person or by proxy and entitled to more than one vote need not use all his votes or cast all his votes in the same way.

PROXIES AND CORPORATE REPRESENTATIVES

116.         A proxy need not be a member of the Company.  A proxy shall be entitled to speak and vote on a show of hands.

117.         A member may appoint more than one proxy in respect of the same meeting or poll provided that the appointment of the proxy shall specify the number of shares in respect of which the proxy is appointed and only one proxy shall be appointed in respect of any one share.  When two or more valid but differing appointments of proxy are delivered or received (regardless of its date or of the date of its signature) in respect of the same share for use at the same meeting, the one which is last delivered or received shall be treated as replacing and revoking the others as regards that share.  Subject to the Companies Laws, the Board may determine at its discretion when a proxy appointment shall be treated as delivered or received for the purposes of these Articles.  If the Company is unable to determine which was last delivered or received, none of them shall be treated as valid in respect of that share.

118.         The appointment of a proxy shall be made in writing and shall be in any usual or common form or in any other form which the Board may approve.  Subject thereto, the appointment of a proxy may be:

(a)           in hard copy form; or

(b)           if the Company so agrees, in electronic form (including by means of a relevant system or a website).

119.         The appointment of a proxy, whether made in hard copy form or in electronic form, shall be executed or authenticated in such manner as may be approved by or on behalf of the Company from time to time.

120.         The Board may, if it thinks fit (but subject to the provisions of the Companies Laws), at the Company’s expense send forms of proxy in hard copy form for use at the meeting and issue invitations in electronic form to appoint a proxy in relation to the meeting in such form as may be approved by the Board.  The appointment of a proxy shall not preclude a member from attending and voting in person at the meeting or on the poll concerned.

121.         The appointment of a proxy shall:

(a)           if in hard copy form, be delivered by hand or by post to the Office or such other place as may be specified by or on behalf of the Company for that purpose:

(i)            in the notice convening the meeting; or

(ii)           in any form of proxy sent by or on behalf of the Company in relation to the meeting,

not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote; or

(b)                                 if in electronic form, be received at any address specified by or on behalf of the Company for the purpose of receiving the appointment of a proxy in electronic form in:

(i)                                     the notice convening the meeting; or

(ii)                                  any form of proxy sent by or on behalf of the Company in relation to the meeting; or

(iii)                               any invitation to appoint a proxy issued by the Company in relation to the meeting,

not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote; or

(c)                                  in either case, where a poll is taken more than 48 hours after it is demanded, be delivered or received as aforesaid after the poll has been demanded and not less than 24 hours before the time appointed for the taking of the poll; or

(d)                                 if in hard copy form, where a poll is not taken forthwith but is taken not more than 48 hours after it was demanded, be delivered at the meeting at which the poll was demanded to the chairman of the meeting.

A proxy appointment which is not delivered or received in accordance with this Article shall be invalid.  The Board may decide (in its absolute discretion), either generally or in any particular case, to treat a proxy appointment as valid, notwithstanding that the proxy appointment or any document or evidence has not been received in accordance with the requirements of these Articles.

122.                           Where the appointment of a proxy is expressed to have been or purports to have been made, sent or supplied by a person on behalf of the holder of a share:

(a)                                  the Company may treat the appointment as sufficient evidence of the authority of that person to make, send or supply the appointment on behalf of that holder;

(b)                                 that holder shall, if requested by or on behalf of the Company at any time, send or procure the sending of any written authority under which the appointment has been made, sent or supplied or a copy of such authority certified notarially or in some other way approved by the Board, to such address and by such time as may be specified in the request (being a time no earlier than the time by which the appointment of proxy is required to be delivered or received) and, if the request is not complied with in any respect, the appointment may be treated as invalid; and

(c)                                  whether or not a request under Article (b) has been made or complied with, the Company may determine that it has insufficient evidence of the authority of that person to make, send or supply the appointment on behalf of that holder and may treat the appointment as invalid.

123.                           The appointment of a proxy to vote on a matter at a meeting confers on the proxy authority to demand, or join in demanding, a poll on that matter.  The appointment of a proxy shall also, unless it provides to the contrary, be deemed to confer authority on the proxy to vote or abstain from voting as the proxy thinks fit on any amendment of a resolution and on any procedural motion or resolution put to the meeting to which it relates and on any other business not referred to in the notice of meeting which may properly come before the meeting to which it relates.  The appointment of a proxy shall, unless it provides to the contrary, be valid for any adjournment of the meeting as well as for the meeting to which it relates.

124.                           Any member which is a body corporate may, by resolution of its directors or other governing body, authorise a person to act as its representative at any meeting of the Company or at any separate meeting of the holders of any class of shares.  A person so authorised and present at any such meeting shall be entitled to exercise the same powers on behalf of the body corporate which he represents as that body corporate could exercise if it were an individual member personally present, save that a Director, the Secretary or other person authorised for the purpose by the Secretary may require such person to produce a certified copy of the resolution of authorisation before permitting him to exercise his powers.  A body corporate shall for the purposes of these Articles be deemed to be present in person at any such meeting if the person so authorised by it is present at the meeting.

125.                           A vote given or poll demanded by a proxy or by the duly authorised representative of a body corporate shall be valid notwithstanding the previous determination of the authority of the person voting or demanding the poll unless notice of the determination was either delivered or received as mentioned in the following sentence at least three hours before the start of the meeting or adjourned meeting at which the vote is given or the poll demanded or (in the case of a poll taken otherwise than on the same day as the meeting or adjourned meeting) the time appointed for taking the poll.  Such notice of determination shall be either by means of a document in hard copy form delivered to the Office or to such other place as may be specified by or on behalf of the Company in accordance with Article 121 or in electronic form received at the address (if any) specified by or on behalf of the Company in accordance with Article 121, regardless of whether any relevant proxy appointment was effected in hard copy form or in electronic form.

DIRECTORS

126.                           The number of Directors shall not be less than two nor more than 12.  The Company may by ordinary resolution from time to time vary the minimum or maximum number of Directors.

127.                           A Director and an alternate Director shall not require a share qualification but nevertheless shall be entitled to attend and speak at any general meeting of the Company and at any separate meeting of the holders of any class of shares in the Company.

128.                           Any Director who is appointed to any executive office (including for this purpose the office of the chairman or deputy chairman whether or not such office is held in an executive capacity) or who serves on any committee or who otherwise performs services which in the opinion of the Board are outside the scope of the ordinary duties of a Director may be paid remuneration (in addition to any amounts receivable under Article 165) by way of salary, commission, bonus or otherwise (whether exclusive or inclusive of his remuneration (if any) under these Articles) as the Board may determine.

129.                           A Director may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with his office of Director, and may act in a professional capacity to the Company, on such terms as to tenure of office, remuneration and otherwise as the Board may determine.

130.                           The Board may establish and maintain, or procure the establishment and maintenance of, any pension or superannuation funds (whether contributory or otherwise) for the benefit of, and give or procure the giving of donations, gratuities, pensions, allowances and emoluments to, any persons who are or were at any time in the employment or service of the Company, or of any company which is a subsidiary of the Company or is allied to or associated with the Company or any such subsidiary or of any of the predecessors in business of the Company or any such other company as aforesaid, or who may be or have been Directors or officers of the Company or of any such other company as aforesaid and who hold or have held executive positions or agreements for services with the Company or any such other company as aforesaid, and the wives, husbands, widows, widowers, families and dependants of any such persons, and also establish, subsidise and subscribe to any institutions, associations, societies, clubs or funds calculated to be for the benefit of, or to advance the interests and well-being of the Company or of any such other company as aforesaid, or of any such person as aforesaid, and make payments for or towards the insurance of any such person as aforesaid and subscribe or guarantee money for charitable or benevolent objects, or for any exhibition or for any public, general or useful object, and do any of the matters aforesaid either alone or in conjunction with any such other company as aforesaid.  Subject to particulars with respect to the proposed payment being disclosed to the members of the Company and to the proposal being approved by the Company by ordinary resolution, if the Companies Laws or the AIM Rules (if applicable) or the NASDAQ Rules (if applicable) shall so require, any Director who holds or has held any such executive position or agreement for services shall be entitled to participate in and retain for his own benefit any such donation, gratuity, pension, allowance or emolument.

131.                           Subject to the provisions of the Companies Laws and these Articles, the Board may from time to time appoint one or more of its body to be holder of any executive office (including, where considered appropriate, the office of chairman or deputy chairman or chief executive) on such terms and for such period as they may determine and, without prejudice to any claim for damages under any contract entered into in any particular case, may at any time revoke any such appointment.

132.                           The appointment of any Director to the office of chairman or deputy chairman or managing or joint managing or deputy or assistant managing director or chief executive shall automatically terminate if he ceases to be a Director, but without prejudice to any claim by either the Company or the Director for damages for breach of any contract between him and the Company.

133.                           The appointment of any Director to any executive office shall automatically terminate if he ceases from any cause to be a Director, unless the contract or resolution under which he holds office shall expressly state otherwise, in which event such termination shall be without prejudice to any claim by either the Company or the Director for damages for breach of any contract between him and the Company.

APPOINTMENT AND RETIREMENT OF DIRECTORS

134.                           At each annual general meeting:

(a)                                  any Director who was elected or last re-elected a Director at or before the annual general meeting held in the third calendar year before the current year shall retire by rotation; and

(b)                                 such further Directors (if any) shall retire by rotation as would bring the number retiring by rotation up to one-third of the number of Directors in office at the date of the notice of annual general meeting (or if their number is not a multiple of three, the number nearest to but not greater than one-third).

135.                           The Directors to retire by rotation shall include (so far as necessary to obtain the number required) any Director who wishes to retire and not to offer himself for re-election.  Any further Directors so to retire shall be those of the other Directors subject to retirement by rotation who have been longest in office since their last re-election or appointment and so that as between persons who became or were last re-elected

Directors on the same day, those to retire shall (unless they otherwise agree among themselves) be determined by lot.  A retiring Director shall be eligible for re-election.

136.                           The Company at the meeting at which a Director retires under any provisions of these Articles may by ordinary resolution fill the vacated office by electing thereto the retiring Director or some other person eligible for appointment.  In default the retiring Director shall be deemed to have been re-elected except in any of the following cases:

(a)                                  where at such meeting it is expressly resolved not to fill the vacancy;

(b)                                 where a resolution for the re-election of the retiring Director is put to the meeting and lost; or

(c)                                  where the retiring Director has given notice to the Company that he is unwilling to be re-elected.

137.                           The retirement shall not have effect until the conclusion of the meeting except where a resolution is passed to elect some other person in the place of the retiring Director or a resolution for his re-election is put to the meeting and lost and accordingly a retiring Director who is re-elected or deemed to have been re-elected (and his alternate, if any) will continue in office without break.

138.                           The Company may by ordinary resolution remove any Director from office notwithstanding any provision of these Articles or of any agreement between the Company and such Director, but without prejudice to any claim he may have for damages for breach of any such agreement, and appoint another person in place of a Director so removed from office.  Any person so appointed shall be treated for the purpose of determining the time at which he or any other Director is to retire by rotation as if he had become a Director on the day on which the Director in whose place he is appointed was last elected a Director.  In default of such appointment the vacancy arising upon the removal of a Director from office may be filled as a casual vacancy.

139.                           Subject to the provisions of the Companies Laws and of these Articles, the Company may by ordinary resolution appoint any person to be a Director either to fill a casual vacancy or as an additional Director but so that the total number of Directors shall not at any time exceed the maximum number (if any) fixed by or in accordance with these Articles.

140.                           Without prejudice to the power of the Company to appoint any person to be a Director pursuant to these Articles but subject to the provisions of the Companies Laws and of these Articles, the Board may at any time appoint any person to be a Director either to fill a casual vacancy or as an additional Director, but so that the total number of Directors shall not at any time exceed the maximum number (if any) fixed by or in accordance with these Articles.  Any Director so appointed shall hold office only until the next annual general meeting and shall then be eligible for re-election but shall not be taken into account in determining the number of Directors who are to retire by rotation at such meeting.

141.                           A resolution for the appointment of two or more persons as Directors by a single resolution shall not be moved at any general meeting unless a resolution that it shall be so moved has first been agreed to by the meeting without any vote being given against it; and any resolution moved in contravention of this provision shall be void.

142.                           No person other than a Director retiring at the meeting shall, unless recommended by the Board for election, be eligible for appointment as a Director at any general meeting unless not less than seven nor more than 42 clear days before the day appointed for the meeting there shall have been left at the Office notice signed by some member (other than the person to be proposed) duly qualified to attend and vote at the meeting for which such notice is given of his intention to propose such person for election and also notice in writing signed by the person to be proposed of his willingness to be elected.

143.                           The office of a Director shall be vacated in any of the following events, namely:

(a)                                  if he shall become prohibited or disqualified by law or by the AIM Rules (if applicable) or the NASDAQ Rules (if applicable) from acting as a Director;

(b)                                 if he shall resign in writing under his hand left at the Office or if he shall tender his resignation and the Board shall resolve to accept the same;

(c)                                  if he shall become bankrupt or shall make any arrangement with or compound with his creditors generally;

(d)                                 if he is, or may be, suffering from mental disorder and either:

(i)                                     he is admitted to hospital in pursuance of an application for admission for treatment under any statute relating to mental health; or

(ii)                                  an order is made by a Court having jurisdiction (whether in the Jersey or elsewhere) in matters concerning mental disorder for his detention or for the appointment of a receiver, curator bonis or other person to exercise powers with respect to his property or affairs;

(e)                                  if he shall be absent from meetings of the Board for six months without leave (and his alternate Director, if any, shall not during such period have attended in his stead) and the Board shall resolve that his office be vacated;

(f)                                    if when there are at least four Directors he shall be requested in writing by all his co-Directors to resign;

(g)                                 if any contract with the Company relating to his appointment to any executive office is terminated by the Company, unless the Board resolves that he should continue in office as a Director; or

(h)                                 if he shall be removed from office as provided by Article 138.

ALTERNATE DIRECTORS

144.                           Any Director may appoint any person to be his alternate Director and may remove from office an alternate Director so appointed by him.  Such appointment, unless the appointee has been previously approved by the Board or is another Director, shall have effect only upon and subject to being so approved.

145.                           The appointment of an alternate Director shall terminate:

(a)                                  if his appointor ceases to be a Director but, if a Director retires by rotation or otherwise but is reappointed or is deemed to be reappointed at the meeting at which he retires, any appointment by such Director of an alternate Director made by him which was in force immediately prior to his retirement shall continue after his reappointment; or

(b)                                 on the happening of any event which if he were a Director would cause him to vacate his office as a Director; or

(c)                                  if he resigns his office by notice to the Company.

146.                           Any appointment or removal of an alternate Director shall be by notice to the Company by the Director making or revoking the appointment and shall take effect in accordance with the terms of the notice (subject to any approval required by Article 144) on receipt of such notice by the Company.  Any such notice shall be in hard copy form or in electronic form sent to such address (if any) for the time being specified by or on behalf of the Company for that purpose or, in default of such specification, to the Office.

147.                           An alternate Director shall be entitled to receive notice of all meetings of the Board.

148.                           An alternate Director shall be entitled to attend and vote as a Director at any meeting of the Board at which the Director appointing him is not personally present and generally at such meeting to perform all functions of his appointor as a Director and for the purposes of the proceedings at such meeting the provisions of these Articles shall apply as if he were a Director.  If his appointor is for the time being temporarily unable to act through ill-health, disability or any other reason his signature to any resolution under Article 157 of the Directors shall be as effective as the signature of his appointor.  To such extent as the Board may from time to time determine in relation to any committee of the Board the provisions of Article 147 and this Article shall also apply to any meeting of any such committee of which his appointor is a member. An alternate Director shall not (save as aforesaid) have power to act as a Director nor shall he be deemed to be a Director for the purposes of these Articles.

149.                           An alternate Director shall be an officer of the Company and shall alone be responsible to the Company for his own acts and defaults and he shall not be deemed an agent of or for the Director appointing him.  An alternate Director may be interested in contracts, arrangements and other proposals with the Company, may be repaid expenses by the Company and shall be entitled to be indemnified by the Company to the same extent as if he were a Director, but he shall not be entitled to receive from the Company in respect of his appointment as alternate Director any remuneration except only such proportion (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice to the Company from time to time direct.

150.                           Where an alternate Director is the alternate of more than one Director and attends a meeting of the Board or a meeting of a committee of the Board which the Board has determined he is entitled to attend in his capacity as an alternate, he shall in the absence of more than one appointor have a separate vote for each appointor for whom he is attending (but he shall only count as one Director for the purposes of determining whether a quorum is present); if he is himself a Director his vote or votes as an alternate Director shall be in addition to his own vote as a Director.

PROCEEDINGS OF DIRECTORS

151.                           The Board may meet for the despatch of business, adjourn and otherwise regulate its proceedings as it thinks fit.  Questions arising at any meeting shall be determined by a majority of votes.  In the case of an equality of votes the chairman of the meeting shall have a second or casting vote.  A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Board.  Any Director may waive notice of any meeting and any such waiver may be retrospective.

152.                           Notice of a meeting of the Board shall be deemed to be properly given to a Director if given to him personally or by word of mouth or sent in hard copy form to him at his last known address or at any other address given by him to the Company for this purpose or sent in electronic form to the address (if any) notified by him to the Company for that purpose.

153.                           All or any of the Directors may participate in a meeting of the Board by any lawful means including by means of a conference telephone or any communication equipment which allows all persons participating in the meeting to hear and speak to each other at the same time.  A person so participating shall be deemed to be present in person at the meeting and shall be entitled to vote and be counted in the quorum accordingly.  Such a meeting shall be deemed to take place where the largest group of those participating is assembled or, if there is no such group, where the chairman of the meeting then is.

154.                           The quorum necessary for the transaction of the business of the Board may be fixed by the Board and unless so fixed at any other number shall be two.  For the purposes of this Article an alternate Director shall be counted in a quorum, but so that not less than two individuals shall constitute the quorum.  A meeting of the Board at which a quorum is present shall be competent to exercise all authorities, powers and discretions for the time being vested in or exercisable by the Board.

155.                           The continuing Directors may act notwithstanding any vacancy in their number, but if and so long as the number of Directors is reduced below the minimum number fixed by or in accordance with these Articles the continuing Directors or Director may act for the purpose of filling up such vacancies or of summoning general meetings of the Company, but not for any other purpose.  If there be no Directors or Director able or willing to act, then any two members may summon a general meeting for the purpose of appointing Directors.

156.                           The Board may elect a chairman and, if thought fit, one or more deputy chairmen and determine the period for which each is to hold office.  The chairman, failing whom a deputy chairman (to be chosen, if there be more than one, by agreement amongst them or failing agreement by lot), shall preside at all meetings of the Board, but if no chairman or deputy chairman shall have been elected, or if at any meeting none be present within five minutes after the time appointed for holding the meeting or none be willing to act, the Directors present may choose one of their number to be chairman of the meeting.

157.                           A resolution in writing signed or approved by a majority of the Directors entitled to vote on that resolution shall be as valid and effective as a resolution passed at a meeting of the Directors duly convened and held.  The resolution may be contained in one document (whether in hard copy or in electronic form) or in several documents (whether in hard copy or electronic form) each signed or approved by one or more of the Directors concerned.  For this purpose:

(a)                                  the signature or approval of an alternate director (if any) shall suffice in place of the signature of the Director appointing him; and

(b)                                 the approval of a Director or alternate director shall be given in writing or by electronic means (including approval given in an email).

DIRECTORS’ INTERESTS AND CONFLICTS OF INTEREST

158.                           Subject to Article 159:

(a)                                  a Director who is in any way, directly or indirectly, interested in a proposed transaction or arrangement with the Company or any of its subsidiaries must declare the nature and extent of that interest to the other Directors before the Company enters into the transaction or arrangement; and

(b)                                 a Director who is in any way, directly or indirectly, interested in a transaction or arrangement that has been entered into by the Company or any of its subsidiaries must, unless the interest has already been declared pursuant to paragraph (a) of this Article, declare the nature and extent of that interest to the other Directors as soon as is practicable, in each case in accordance with the requirements of the Companies Laws.  If any such declaration under this Article proves to be, or becomes, inaccurate or incomplete, a further declaration must be made thereunder.

159.                           Subject to the Companies Laws, a Director shall not be required to declare an interest:

(a)                                  if the Director is not aware of the interest or of the transaction or arrangement in question (and, for this purpose, a Director is treated as being aware of matters of which he ought reasonably to be aware); or

(b)                                 if the interest cannot reasonably be regarded as likely to give rise to a conflict of interest; or

(c)                                  if, or to the extent that, the other Directors are already aware of the interest (and, for this purpose, the other Directors are treated as aware of anything of which they ought reasonably to be aware); or

(d)                                 if, or to the extent that, the interest concerns the terms of his service contract that have been or are to be considered by a meeting of the Board or by a committee of the Board appointed for the purpose under these Articles.

160.                           Subject to the provisions of the Companies Laws and provided that he has declared the nature and extent of any direct or indirect interest of his in accordance with Article 158, a Director, notwithstanding his office, may:

(a)                                  be a party to or otherwise interested in any transaction or arrangement with the Company or in which the Company is directly or indirectly interested;

(b)                                 hold any other office or place of profit with the Company (except that of auditor) in conjunction with the office of Director for such period and on such terms, including as to remuneration, as the Board may determine;

(c)                                  act by himself or through a firm with which he is associated in a professional capacity for the Company or any of its subsidiaries or any company in which the Company is directly or indirectly interested (otherwise than as auditor) on such terms, including as to remuneration, as the Board may determine;

(d)                                 be or become a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested (including by the holding of shares or other securities) in, any subsidiary of the Company or any company in which the Company is directly or indirectly interested; and

(e)                                  be or become a director of any company in which the Company is not directly or indirectly interested if, at the time of his appointment as a director of that other company, such appointment cannot reasonably be regarded as giving rise to a conflict of interest.

161.                           A Director shall not, by reason of his office or the fiduciary relationship thereby established, be liable to account to the Company for any remuneration or other benefit which he derives from any transaction or arrangement or from any office, employment, position or relationship or from any interest in any company which he is permitted to hold or enter into by virtue of Article 160 or otherwise pursuant to these Articles, nor shall the receipt of any such remuneration or other benefit constitute a breach of his duties under the Companies Laws or otherwise.  No transaction or arrangement shall be liable to be avoided on the grounds of a Director having an interest therein (including deriving a benefit therefrom) if the interest is permitted under Article 160.

162.                           A Director may, notwithstanding his interest, be counted in the quorum in relation to any resolution of the Board or a committee of the Board concerning any transaction or arrangement in which he is directly or indirectly interested and, subject to the provisions of Article 158, he may vote in respect of any such resolution.

163.                           A Director may, notwithstanding his interest, be counted in the quorum in relation to any resolution of the Board or a committee of the Board concerning his own appointment (or the settlement or variation of the terms of, or the termination of, his own appointment) as the holder of any office or place of profit with the Company or any subsidiary of the Company or any company in which the Company is directly or indirectly interested, but he may not vote in respect of any such resolution.

164.                           Where proposals are under consideration concerning the appointment (or the settlement or variation of the terms of the appointment or the termination of the appointment) of two or more Directors to offices or places of profit with the Company or any subsidiary of the Company or any company in which the Company is directly or indirectly interested, such proposals may be divided and considered in relation to each Director separately.  In such a case, each of the Directors concerned shall be entitled to vote in respect of each resolution except that concerning his own appointment (or the settlement or variation of the terms, or the termination, of his own appointment).

DIRECTORS’ FEES

165.                           Without prejudice to Articles 128, 129 and 166, the Directors (other than alternate Directors) shall be entitled to receive by way of fees for their services as Directors such sum as the Board may from time to time determine (not exceeding £250,000 (in aggregate) per annum or such other sum as the Company in general meeting shall from time to time determine).  Such sum (unless otherwise directed by the resolution of the Company by which it is voted) shall be divided among the Directors in such proportions and in such manner as the Board may determine or in default of such determination, equally (except that in such event any Director holding office for less than the whole of the relevant period in respect of which the fees are paid shall only rank in such division in proportion to the time during such period for which he holds office).  Any fees payable pursuant to this Article shall be distinct from any salary, remuneration or other amounts payable to a Director pursuant to any other provisions of these Articles and shall accrue from day to day.

DIRECTORS’ EXPENSES

166.                           Each Director shall be entitled to be repaid all reasonable travelling, hotel and other expenses properly incurred by him in or about the performance of his duties as Director, including any expenses incurred in attending meetings of the Board or any committee of the Board or general meetings or separate meetings of the holders of any class of shares or of debentures of the Company.

BORROWING POWERS

167.                           The Board may exercise all the powers of the Company to borrow money, and to mortgage or charge its undertaking, property and assets (present and future) and uncalled capital or any part thereof and to issue debentures and other securities whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

GENERAL POWERS OF DIRECTORS

168.                           The business of the Company shall be managed by the Board, who may exercise all such powers of the Company as are not by the Companies Laws or by these Articles required to be exercised by the Company in general meeting, subject nevertheless to any regulations of these Articles, to the provisions of the Companies Laws and to such regulations, being not inconsistent with the aforesaid regulations or provisions, as may be prescribed by an ordinary resolution of the Company, but no regulation so made by the Company shall invalidate any prior act of the Board which would have been valid if such regulation had not been made.  The general powers given by this Article shall not be limited or restricted by any special authority or power given to the Board by any other Article.

169.                           The Board may delegate any of its powers to committees consisting of such person or persons (whether Directors or not) upon such terms and conditions and with such restrictions as it thinks fit provided that the majority of the members of the committee are Directors.  Any such delegation (which may include authority to sub-delegate all or any of the powers so delegated) may be collateral with, or to the exclusion of, the powers which are the subject of the delegation (or sub-delegation).  Any committees so formed shall in the exercise of the powers so delegated conform to any regulations which may from time to time be imposed by the Board and any or all of the powers so delegated may be altered, waived, withdrawn or revoked by the Board.

170.                           The meetings and proceedings of any such committee consisting of two or more members shall be governed by the provisions of these Articles regulating the meetings and proceedings of the Directors, so far as the same are applicable.

171.                           The Board may delegate any of its powers to any Director upon such terms and conditions and with such restrictions as they think fit.  Any such delegation (which may include authority to sub-delegate all or any of the powers so delegated) may be collateral with, or to the exclusion of, the powers which are the subject of the delegation (or sub-delegation).  Any or all of the powers so delegated may be altered, waived, withdrawn or revoked by the Board.

172.                           The Board may establish any local boards or agencies for managing any of the affairs of the Company and may appoint any persons to be members of such local boards, or any managers or agents, and may fix their remuneration.  The Board may delegate to any local board, manager or agent any of the powers, authorities and discretions vested in the Board, with power to sub-delegate, and may authorise the members of any local boards, or any of them, to fill any vacancies therein, and to act notwithstanding vacancies, and any such appointment or delegation may be made upon such terms and subject to such conditions as the Board may think fit, and the Board may remove any person so appointed, and may annul or vary any such delegation, but no person dealing in good faith and without notice of any annulment or variation shall be affected thereby.

173.                           The Board may by power of attorney, mandate or otherwise appoint any person to be the agent of the Company on such terms (including terms as to remuneration) as it may decide and may delegate to any person so appointed any of its powers, authorities and discretions (with power to sub-delegate).  The Board may remove any person appointed under this Article and may revoke or vary the delegation, but no person dealing in good faith shall be affected by the revocation or variation.

174.                           Any power of the Board to delegate any of its powers under these Articles (and the power to sub-delegate any of such powers) shall be effective in relation to the powers, authorities and discretions of the Board generally and shall not be limited by the fact that in certain Articles, but not in others, express reference is made to particular powers, authorities or discretions being exercised by the Board or by a committee of the Board.

175.                           All acts done by or in pursuance of a resolution of any meeting of the Board or of a committee of the Board or by a person acting as a Director or alternate Director or as a member of a committee shall, notwithstanding that there was some defect in the appointment of any Director or alternate Director or member of a committee or that any such person was disqualified or had vacated office or was not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director or alternate Director or member of a committee and had been entitled to vote.

176.                           All cheques, promissory notes, drafts, bills of exchange and other negotiable or transferable instruments, and all receipts for moneys paid to the Company, shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Board shall from time to time determine.

177.                           If any uncalled capital of the Company is included in or charged by any mortgage or other security, the Board may delegate to the person in whose favour such mortgage or security is executed, or to any other person in trust for him, the power to make calls on the members in respect of such uncalled capital, and to sue in the name of the Company or otherwise for the recovering of moneys becoming due in respect of calls so made and to give valid receipts for such moneys, and the power so delegated shall subsist during the continuance of the mortgage or security, notwithstanding any change of Directors, and shall be assignable if expressed so to be.

178.                           The Board may from time to time elect a president of the Company and may determine the period for which he shall hold office.  Such president may be either honorary or paid such remuneration as the Board in its discretion shall think fit, and need not be a Director but shall, if not a Director, be entitled to receive notice of and attend and speak, but not to vote, at all meetings of the Board.

ASSOCIATE DIRECTORS

179.                           The Board may at any time and from time to time appoint any person (other than a Director) to any office or employment with the Company having a designation or title which includes the word “director” or attach to any existing office or employment with the Company such a designation or title and may at any time terminate any such appointment or the use of such designation or title.  The inclusion of the word “director” in the designation or title of the office or employment of any person shall not imply that such person is, or is deemed to be, or is empowered in any respect to act as, a director of the Company for any of the purposes of the Companies Laws or these Articles.  Subject as aforesaid, the powers and duties of any such person shall be determined by the Board.

SECRETARY

180.                           The Secretary shall be qualified in accordance with the provisions of the Companies Laws and shall be appointed by the Board on such terms and for such period as it may think fit.  The Secretary may at any time be removed from office by the Board, but without prejudice to any claim for damages for breach of any contract between him and the Company.  The Board may appoint one ore more deputy or assistant secretaries.

181.                           Any provision of the Companies Laws or of these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in the place of, the Secretary.

THE SEAL

182.                           The Company may exercise the powers conferred by the Companies Laws with regard to seals and such powers shall be vested in the Board.

183.                           The Board shall provide for the safe custody of every Seal.

184.                           The Board may determine who shall sign any instrument to which a Seal is applied, either generally or in relation to a particular instrument or type of instrument, and may also determine, either generally or in any particular case, that such signatures shall be dispensed with.

185.                           Unless otherwise decided by the Board:

(a)                                  certificates for shares, debentures or other securities of the Company issued under Seal need not be signed; and

(b)                                 every other instrument to which a Seal is applied shall be signed by at least one Director and the Secretary or by at least two Directors or by one Director in the presence of a witness who attests the signature.

AUTHENTICATION OF DOCUMENTS

186.                           Any Director or the Secretary or any person appointed by the Board for the purpose shall have power to authenticate and certify as true copies of and extracts from any document affecting the constitution of the Company (whether in hard copy form or in electronic form) and any resolution passed by the Company or the holders of any class of shares in the capital of the Company or the Board or any committee of the Board (whether in hard copy form or in electronic form), and any book, record, document relating to the business of the Company (whether in hard copy form or in electronic form and including without limitation the accounts).  Where any books, records, documents or accounts are elsewhere than at the Office the local manager or other officer of the Company having the custody thereof shall be deemed to be a person appointed by the Board as aforesaid (whether in hard copy form or in electronic form and including without limitation the accounts).  If certified as aforesaid, a document purporting to be a copy of a resolution, or an extract from the minutes of a meeting of the Company or of the Board or any committee of the Board (whether in hard copy form or in electronic form) shall be conclusive evidence in favour of all persons dealing with the Company in good faith and relying thereon that such resolution has been duly passed or, as the case may be, that such minutes are or extract is true and accurate record of proceedings at a duly constituted meeting.

DIVIDENDS

187.                           Subject to the provisions of the Companies Laws, the Company may by ordinary resolution declare dividends and fix the time for payment thereof, but no dividend shall be payable in excess of the amount, or at any earlier date than, recommended by the Board.

188.                           Unless and to the extent that the rights attached to any shares or the terms of issue thereof otherwise provide, a dividend or any other money payable in respect of a share can be declared in any currency and paid in any currency or currencies.  The Board shall have the power to decide the basis of conversion for any currency conversions that may be required and how any costs involved are to be met (including whether such costs shall be payable by the member) and to make such arrangements as it thinks fit to enable any dividend or other money payable in respect of a share to be paid in a currency or currencies other than that in which the dividend is declared or other money is expressed to be payable.  The Board may deduct from the amount of any dividend or other money payable in respect of a share any fees, expenses, taxes or governmental charges payable by the member in respect of that dividend.

189.                           Unless and to the extent that the rights attached to any shares or the terms of issue thereof all dividends shall (as regards any shares not fully paid throughout the period in respect of which the dividend is paid) be apportioned and paid pro rata according to the amounts paid on the shares during any portion or portions of the period in respect of which the dividend is paid.  For the purposes of this Article no amount paid on a share in advance of call shall be treated as paid on the share.

190.                           Subject to the provisions of the Companies Laws, if and so far as in the opinion of the Board the financial position of the Company justifies such payments, the Board may pay the fixed dividend on any class of shares carrying a fixed dividend expressed to be payable on fixed dates on the half-yearly or other dates prescribed for the payment thereof and may also from time to time pay interim dividends of such amounts and on such dates and in respect of such periods as it thinks fit. A resolution of the Board declaring any such dividend shall (once published with their authority) be irrevocable and have the same effect as if such dividend had been declared upon the recommendation of the Board by an ordinary resolution of the Company.  Provided the Board acts bona fide it shall not incur any responsibility to the holders of shares conferring a preference for any damage they may suffer by reason of the payment of any interim dividend on any shares having deferred or non-preferred rights.

191.                           Subject to the provisions of the Companies Laws, where any asset, business or property is bought by the Company as from a past date the profits and losses thereof as from such date may at the discretion of the Board in whole or in part be carried to revenue account and treated for all purposes as profits or losses of the Company.  Subject as aforesaid, if any shares or securities are purchased cum dividend or interest, such dividend or interest may at the discretion of the Board be treated as revenue, and it shall not be obligatory to capitalise the same or any part thereof.

192.                           No dividend or other moneys payable on or in respect of a share shall bear interest as against the Company.

193.                           The Board may retain any dividend or other moneys payable on or in respect of any share:

(a)                                  on which the Company has a lien, and may apply the same in or towards satisfaction of the debts, liabilities, or engagements in respect of which the lien exists; or

(b)                                 in respect of which any person is under the provisions as to the transmission of shares hereinbefore contained entitled to become a member, or which any person is under those provisions entitled to transfer, until such person shall become a member in respect of such shares or shall transfer the same.

194.                           The Company may cease to send any cheque or warrant through the post for any dividend or other moneys payable on or in respect of any share if in respect of at least 2 consecutive dividends payable on those shares the cheques or warrants have been returned undelivered or remain uncashed, or the cheque or warrant in respect of any one dividend has been returned undelivered or remains uncashed and reasonable enquiries have failed to establish any new address of the holder, but may recommence sending cheques or warrants in respect of dividends payable on those shares if the holder or person entitled thereto requests such recommencement by notice to the Company.

195.                           All unclaimed dividends or other moneys payable on or in respect of a share may be invested or otherwise made use of by the Board for the benefit of the Company until claimed.  The payment by the Board of any such dividend or other moneys into a separate account shall not constitute the Company a trustee in respect thereof and any dividend unclaimed after a period of 12 years from the date of declaration of such dividend or the date on which such dividend became due for payment shall be forfeited and shall revert to the Company, but the Board may at its discretion pay any such dividend or such other moneys or some part thereof to a person who would have been entitled thereto had the same not reverted to the Company.

196.                           Subject to the Companies Laws, the Company may, upon the recommendation of the Board, by ordinary resolution direct payment of a dividend in whole or in part by the distribution of specific assets (and in particular of paid up shares or debentures of any other company) and the Board shall give effect to such resolution.  The Board shall have the power to decide how any costs relating to the distribution of such assets will be met, to sell all or a portion of such assets to fund the payment of any applicable taxes or governmental charges and generally to make such arrangements in connection with the distribution of such assets as it thinks fit.  Where any legal, regulatory, technical or practical difficulty arises in regard to such distribution under the laws of, or the requirements of any relevant regulatory body or any stock exchange in, any jurisdiction, the Board may make such exclusions or arrangements to settle the same as it thinks expedient and may, in particular, authorise any person to sell and transfer any assets or fractions or ignore fractions altogether, fix the value for distribution purposes of such specific assets or any part thereof to be distributed and may determine that cash payments shall be made to any members upon the footing of the value so fixed in order to adjust the rights of all parties and may vest any such specific assets in trustees as may seem expedient to the Board.  The Board may authorise any person to sign any instrument of transfer for the purposes of effecting a sale and transfer of any assets or fractions thereof pursuant to this Article.

197.                           Any dividend or other moneys payable in cash or in respect of a share may be paid by cheque or warrant sent through the post to or left at the registered address of the member or person entitled thereto (or, if two or more persons are registered as joint holders of the share or are entitled thereto in consequence of the death or bankruptcy of the holder, to any one of such persons) or to such person and such address as such member or person may by notice direct.  Every such cheque or warrant shall be made payable to the order of the person to whom it is sent or to such persons as the holder or joint holders or person or persons entitled to the share in consequence of the death or bankruptcy of the holder may by notice direct and payment of the cheque or warrant by the banker upon whom it is drawn shall be a good discharge to the Company.  Every such cheque or warrant shall be sent at the risk of the person entitled to the moneys represented thereby.  In addition any such dividend or other moneys may at the discretion of the Board be paid by any bank or other funds transfer system or such other means and to or through such person as the holder or joint holders or person or persons entitled to the relevant share in consequence of the death or bankruptcy of the holder may by notice direct and the Company shall have no responsibility for any sums lost or delayed in the course of any such transfer or where it has acted on any such directions.

198.                           In respect of shares in uncertificated form, where the Company is authorised to do so by or on behalf of the holder or joint holders in such manner as the Company shall from time to time consider sufficient, the Company may pay any such dividend, interest or other moneys by means of the relevant system (subject always to the facilities and requirements of that relevant system).

199.                           If two or more persons are registered as joint holders of any share, or are entitled jointly to a share in consequence of the death or bankruptcy of the holder, any one of them may give effectual receipts for any dividend or other moneys payable or property distributable on or in respect of the share.

200.                           The waiver in whole or in part of any dividend on any shares by any document shall be effective only if such document is signed by the shareholder (or the person entitled to the share in consequence of the death or bankruptcy of the holder or otherwise by operation of law) and delivered to the Company and if or to the extent that the same is accepted as such or acted upon by the Company.

RESERVES

201.                           The Board may from time to time set aside out of the profits of the Company and carry to reserve such sums as they think proper which, at the discretion of the Board, shall be applicable for any purpose to which the profits of the Company may properly be applied and pending such application may either be employed in the business of the Company or be invested.  The Board may from time to time designate the reserves or any part thereof for such purposes or in such manner as they think fit.  The Board may also without placing the same to reserve carry forward any profits.  In carrying sums to reserve and in applying the same the Board shall comply with the provisions of the Companies Laws.

CAPITALISATION OF RESERVES

202.                           The Company may upon the recommendation of the Board by ordinary resolution resolve to capitalise any sum standing to the credit of any of the Company’s reserve accounts (including share premium account and capital redemption reserve fund) or any sum standing to the credit of the profit and loss account (provided that such sum is not required for paying the dividends on any shares carrying a fixed cumulative preferential dividend) and authorise the Board to appropriate the sum resolved to be capitalised to the holders of shares in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend on the shares and to apply such sum on their behalf either in or towards paying up the amounts (if any) for the time being unpaid on any shares held by them respectively or in or towards paying up in full unissued shares or debentures of the Company of a nominal amount equal to such sum, such shares or debentures to be allotted and distributed credited as fully paid up to and amongst them in the proportion aforesaid or partly in one way and partly in the other (and provided that any sum standing to the credit of share premium account or capital redemption reserve fund and any other undistributable reserves shall for the purposes of this Article only be applied in or towards the paying up of unissued shares to be allotted as fully paid).

203.                           Subject to approval by the Company in general meeting by way of ordinary resolution, the Board may, in respect of any dividend or dividends specified by the ordinary resolution, offer to holders of Ordinary Shares the right to elect to receive in lieu of such dividend (or part thereof) an allotment of additional Ordinary Shares credited as fully paid.  In any such case the following provisions shall apply:

(a)                                  the basis of allotment shall be determined by the Board so that each holder of Ordinary Shares is entitled to such number of new Ordinary Shares whose aggregate value is as nearly as possible equal to (but not greater than) the cash amount (disregarding any tax credit) of the dividend that such holder has elected to forgo.  For this purpose, the value of an Ordinary Share shall be equal to:

(i)                                     (if there is no listing on NASDAQ in respect of the Ordinary Shares) the average of the middle market quotations in respect of an Ordinary Share as derived from AIM ; or

(ii)                                  (if there is a listing on NASDAQ in respect of the Ordinary Shares) the final reported per share closing price as quoted for the Ordinary Shares on NASDAQ,

on the day on which quotations in respect of the Ordinary Shares are first given ex the relevant dividend and the four subsequent dealing days or calculated in such other manner as may be specified by the ordinary resolution;

(b)                                 the Board shall give notice to holders of Ordinary Shares of the right of election accorded to them and shall send with or following such notice forms of election and specify the procedure to be followed and the place at which and the latest date and time by which duly completed forms of election must be lodged in order to be effective;

(c)                                  the dividend (or that part of the dividend in respect of which a right of election has been accorded) shall not be payable in cash on Ordinary Shares in respect of which an election has been made and in lieu thereof additional Ordinary Shares shall be allotted to the holders of such shares on the basis of allotment determined as aforesaid.  For that purpose, the Board shall appropriate out of any amount for the time being standing to the credit of reserves (including any share premium account or capital redemption reserve fund) or profit and loss account as the Board may determine a sum equal to the aggregate nominal amount of additional Ordinary Shares to be allotted on such basis and apply the same in paying up in full the appropriate number of new Ordinary Shares on such basis;

(d)                                 the additional Ordinary Shares so allotted shall rank pari passu in all respects with the fully paid Ordinary Shares then in issue save only as regards participation in the relevant dividend (or share election in lieu); and

(e)                                  the Board may on any occasion determine that rights of election shall not be made available to any holders of Ordinary Shares with registered addresses in any territory where in the absence of a registration statement or other special formalities the circulation of an offer of rights of election would or might be unlawful, and in such event the provisions aforesaid shall be read and construed subject to such determination.

204.                           Whenever a resolution as mentioned in Articles 202 and/or 203 shall have been passed, the Board shall make all necessary appropriations, applications and allotments to give effect to such resolution.  The Board shall have the power to decide how any costs relating to the distribution will be met and to sell all or a portion of such shares or debentures to fund the payment of any applicable taxes or governmental charges and generally make such arrangements in connection with the distribution as it thinks fit.  Without limiting the generality of the foregoing, the Board may:

(a)                                  make such exclusions or arrangements as it thinks fit to settle any legal, regulatory, technical or practical difficulty arising in relation to the distribution under the laws of, or the requirements of any relevant regulatory body or any stock exchange in, any jurisdiction;

(b)                                 make such arrangements as it thinks fit in the case of shares or debentures becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrues to the Company rather than to the members concerned);

(c)                                  authorise any person to enter, on behalf of all relevant members, into an agreement with the Company providing for the allotment to them respectively, credited as fully paid, of any further shares or debentures to which they may be entitled upon such capitalisation or (as the case may require) for the payment by the Company on their behalf, by the application thereto of their respective interests in such capitalised sum, of the amounts or any part of the amounts remaining unpaid on their existing shares and for matters incidental thereto and any agreement made under any such authority shall be effective and binding on all concerned; and

(d)                                 authorise any person to sign any instrument of transfer for the purposes of effecting a sale and transfer of any shares or debentures or fractions thereof pursuant to this Article.

RECORD DATES

205.                           Notwithstanding any other provision of these Articles, the Company or the Board may fix any date as the record date for any dividend, distribution, offer, allotment or issue and such record date may be on or any time before or after any date on which the dividend, distribution, offer, allotment or issue is declared, paid or made.

REGISTER

206.                           The Directors shall keep, or cause to be kept, at the Office or at the Transfer Office (but not, for the avoidance of doubt, at a place outside Jersey), the Register in the manner required by the Companies Laws.  The Directors may rely upon the information provided to them from time to time by the Operator for the purposes of keeping the Register up to date in accordance with the Companies Laws.  Except as provided by Article 207 below, no counter-part or branch of the Register shall be maintained outside Jersey and no copy of the Register, list, record or information in respect of the members of the Company kept or maintained outside Jersey shall constitute the Register or any part of the Register.  The Company shall not be bound to recognise any interest or right in respect of any share by virtue of it being contained or recorded in such copy of the Register or that list, record or information (as the case may be) kept or maintained outside Jersey.

207.                           Subject to the provisions of the Companies Laws, the Company may keep an overseas branch register in any country, territory or place (other than in the United Kingdom or the Republic of Ireland) in respect of the members resident in such country, territory or place.  The Board may (subject to the requirement that no overseas branch register shall be kept in the United Kingdom or the Republic of Ireland) make and vary such regulations as it may think fit in relation to the keeping of any such overseas branch register.

MINUTES AND BOOKS

208.                           The Board shall cause minutes to be made:

(a)                                  of all appointments of officers made by the Board;

(b)                                 of the names of the Directors present at each meeting of the Board and of any committee of the Board; and

(c)                                  of all resolutions and proceedings at all meetings of the Company and of any class of members of the Company and of the Board and of committees of the Board.

Any such minutes if purporting to be signed by the chairman of the meeting at which the proceedings took place, or by the chairman of the next following meeting, shall be sufficient evidence, without any further proof, of the facts therein stated.

209.                           Any register, index, minute book, book of account or other book required by these Articles or the Companies Laws to be kept by or on behalf of the Company may be kept either by making entries in bound books or by recording them in any other manner.  In any case in which bound books are not used, the Board shall take adequate precautions for guarding against falsification and for facilitating its discovery.

210.                           Any register, index, minute book, book of account or other book or document of the Company shall always be open to the inspection of the officers of the Company.  Subject as aforesaid no member of the Company or other person shall have any right of inspecting any book or document of the Company except as conferred by the Companies Laws or as ordered by a Court of competent jurisdiction or as authorised by the Board and the Board shall (subject to the provisions of the Companies Laws) determine at what times and under what conditions any such right may be exercised.

ACCOUNTS

211.                           Accounting records sufficient to show and explain the Company’s transactions and otherwise complying with the Companies Laws shall be kept at the Office or (subject to the provisions of the Companies Laws) at such other place as the Board thinks fit.

212.                           The Company shall send to each member of the Company and to the Auditors and to every other person who is entitled to receive notice of general meetings copies of the Company’s annual accounts, the Directors’ report and the Auditors’ report not less than 14 clear days before the date of the general meeting before which they are to be laid.  Nothing in this Article shall require the Company to send a copy of those documents to any person who under these Articles is not entitled to be sent notices from the Company or of whose address the Company is unaware or to any holder of debentures of whose address the Company is unaware or to more than one of the joint holders of any shares or debentures.  No accidental non-compliance with the provisions of this Article shall invalidate the proceedings at the meeting.

213.                           Every account of the Company when audited and approved by the Company in general meeting shall be conclusive except as regards any error discovered therein within three months next after the approval thereof.  Whenever such an error is discovered within that period, the account shall forthwith be corrected and thereupon shall be conclusive.

AUDITORS

214.                           Auditors shall be appointed and their duties, powers, rights and remuneration regulated in accordance with the provisions of the Companies Laws.

215.                           Subject to the provisions of the Companies Laws, all acts done by persons acting as Auditors shall, as regards all persons dealing in good faith with the Company, be valid, notwithstanding that there was some defect in their appointment or that they were at the time of their appointment not qualified for appointment.

216.                           The Auditors shall be entitled to attend any general meeting and to receive all notices of and other communications relating to any general meeting which any member is entitled to receive, and to be heard at any general meeting on any part of the business of the meeting which concerns them as Auditors.

COMMUNICATIONS

Communications to be in writing

217.                           Any notice or other communication to be given to or by any person pursuant to these Articles (other than a notice convening a meeting of the Board or of a committee of the Board) shall be in writing.

Communications to the Company

218.                           Subject to the Companies Laws and except where otherwise expressly stated in these Articles, any document or information to be sent or supplied to the Company (whether or not such document or information is required or authorised under the Companies Laws) shall be in hard copy form or, subject to Article 219, be sent or supplied in electronic form or by means of a website.

219.                           Subject to the Companies Laws, a document or information may be given to the Company in electronic form only if it is given in such form and manner and to such address as may have been specified by the Board from time to time for the receipt of documents in electronic form.  The Board may prescribe such procedures as it thinks fit for verifying the authenticity or integrity of any such document or information given to it in electronic form.

220.                           A communication sent to the Company by electronic means shall not be treated as received by the Company if it is rejected by computer virus protection arrangements.

Communications by the Company

221.                           The Company may send or supply any document or information to a member in hard copy form:

(a)                                  personally; or

(b)                                 by sending or supplying it by post in a pre-paid envelope addressed to the member at his registered address or by leaving it at that address in an envelope addressed to the member;

222.                           Subject to the Companies Laws, a document or information may be sent or supplied by the Company in electronic form to any member who has agreed (generally or specifically) that a document or information may be sent or supplied in electronic form and has not revoked that agreement.  Where a document or information is sent or supplied by electronic means, it may only be sent or supplied to an address specified for that purpose by the member.

223.                           A document or information may be sent or supplied by the Company to a member by being made available on a website if the member has agreed (generally or specifically), or pursuant to Article 226 below is deemed to have agreed, that documents or information can be sent or supplied to the member in that form and has not revoked such agreement. A document or information sent or supplied by means of a website must be made available in a form, and by a means, that the Company reasonably considers will enable the recipient:

(a)                                  to read it; and

(b)                                 to retain a copy of it.

224.                           If a document or information is sent or supplied by means of a website, the Company must notify the intended recipient of:

(a)                                  the presence of the document or information on the website;

(b)                                 the address of the website; the place on the website where it may be accessed; and

(c)                                  how to access the document or information.

225.                           Any document or information made available on a website will be maintained on the website for the period of 28 days beginning with the date on which notification is given under Article 224 above, or such shorter period as may be decided by the Board.  A failure to make a document or information available on a website throughout the period mentioned in this Article shall be disregarded if:

(a)                                  it is made available on the website for part of that period; and

(b)                                 the failure to make it available throughout that period is wholly attributable to circumstances that it would not be reasonable for the Company to prevent or avoid.

226.                           If a member has been asked individually by the Company to agree that the Company may send or supply documents or information generally, or specific documents or information, to the member by means of a website and the Company does not receive a response within a period of 28 days beginning with the date on which the Company’s request was sent (or such longer period as the Board may specify), such member will be deemed to have agreed to receive such documents or information by means of a website in accordance with Article 223 above (save in respect of any documents or information as may be required to be sent in hard copy form pursuant to the Companies Laws).  A member can revoke any such deemed election in accordance with Article 227 below.

227.                           Any amendment or revocation of a notification given to the Company or agreement (or deemed agreement) under these Articles shall only take effect if in writing, signed (or authenticated by electronic means) by the member and on actual receipt by the Company thereof.

228.                           Where these Articles require or permit a document to be authenticated by a person by electronic means, to be valid it must incorporate the electronic signature or personal identification details of that person, in such form as the Directors may approve, or be accompanied by such other evidence as the Directors may require to satisfy themselves that the document is genuine.

229.                           In the case of joint holders of a share:

(a)                                  all documents or information shall be given to the joint holder whose name stands first in the Register in respect of the joint holding and any document or information so given shall be deemed for all purposes given to all the joint holders; and

(b)                                 anything to be agreed or specified in relation to any document or information to be given to them may be agreed or specified by any one of the joint holders and any such agreement or specification shall be deemed for all purposes to be agreed or specified by all the joint holders.  The agreement or specification of the joint holder whose name stands first in the Register in respect of the joint holding shall be accepted to the exclusion of the agreement or specification of any of the other joint holders.

230.                           If a member (or, in the case of joint holders, the person first named in the Register) has a registered address outside of Jersey, the Republic of Ireland, the United Kingdom or the USA but has notified the Company of an address within Jersey, the Republic of Ireland, the United Kingdom or the USA at which documents or information may be given to him, he shall be entitled to have documents or information given to him at that address or, where applicable, to be notified at that address of the availability of documents or information on a website. Alternatively, if a member has a registered address outside Jersey, the Republic of Ireland, the United Kingdom or the USA, he may give the Company an address for the purposes of communications in electronic form in which event, subject to these Articles, documents or information may, at the Company’s absolute discretion, be sent to him at that address.  Otherwise, no such member shall be entitled to receive any document or information from the Company.

231.                           If on at least three consecutive occasions any document or information sent to a member by post at his registered address or his address at which documents or information may be given to him has been returned undelivered, such member shall not thereafter be entitled to receive any document or information from the Company until he shall have communicated with the Company and supplied the Company with a new registered address within Jersey, the Republic of Ireland, the United Kingdom or the USA or an address within Jersey, the Republic of Ireland, the United Kingdom or the USA at which documents or information may be given to him.

232.                           If on at least two consecutive occasions the Company has attempted to send a document or information by electronic means to an address for the time being notified to the Company by a member for that purpose but the Company is aware that there has been a failure of delivery of such document or information, the Company shall, subject to the provisions of these Articles, thereafter send documents and information to such member by post at his registered address or his address at which documents or information may be given to him.

233.                           The provisions of Articles 221 to 241 do not affect any provision of the Companies Laws requiring documents or information to be served on or given, sent, supplied or delivered to a member in a particular manner.

Notice to persons entitled by transmission

234.                           The Company may give a document or information to the person entitled by transmission to a share by sending it in any manner authorised by these Articles for the giving of a document or information to a member, addressed to that person by name or by the title of representative of the deceased or trustee of the bankrupt or representative by operation of law or by any similar description, at the address (if any) in Jersey, the Republic of Ireland, the United Kingdom or the USA supplied for that purpose by the person claiming to be so entitled.  Until such an address has been supplied, a document or information may be given in any manner in which it might have been given if the death or bankruptcy or other event giving rise to the transmission of entitlement had not occurred.

Record date for communications

235.                           For the purposes of giving notices of meetings, or of sending or supplying other documents or other information, whether under the Companies Laws, any other applicable law or regulation, a provision in these Articles or any other instrument, the Company may determine that persons entitled to receive such documents or  information are those persons entered on the Register at the close of business on a day determined by it.   The day determined by the Company for the purposes of this Article may not be more than 21 days before the day that the notice of the meeting, document or other information is given.

Evidence of service

236.                           Any document or information:

(a)                                  addressed to a member at his registered address or address at which documents or information may be given to him in Jersey, the Republic of Ireland, the United Kingdom or the USA shall, if sent by post, be deemed to have been given to or received by the intended recipient (where first class post is employed) on the day after the day on which it was posted or (where second class post is employed) on the second day after the day on which it was posted and, in proving service, it shall be sufficient to prove that an envelope containing the document or information was properly addressed, pre-paid and put into the post;

(b)                                 not sent by post but addressed to a member but left at his registered address or address at which documents or information may be given to him in Jersey, the Republic of Ireland, the United Kingdom or the USA shall be deemed to have been given to or received by the intended recipient on the day on which it was so left;

(c)                                  sent or supplied by electronic means shall be deemed to have been given to or received by the intended recipient on the day it was sent even if the Company subsequently sends a hard copy of such document or information by post.  In proving service, it shall be sufficient to show that the document or information was properly addressed and sent;

(d)                                 sent or supplied by the Company by means of a relevant system, that document or information shall be deemed to have been given to or received by the intended recipient when the Company or any sponsoring system-participant acting on its behalf sends the issuer’s instruction relating to the document or information; and

(e)                                  sent or supplied by being made available on a website shall be deemed to have been given to or received by the intended recipient on the day on which the  document or information was first made available on the website or, if later, when the recipient received (or is deemed to have received) notification of the fact that the  document or information was available on the website.

237.                           A member present, either in person or by proxy, at any meeting of the Company shall be deemed to have been received due notice of the meeting and, where requisite, of the purposes for which the meeting was called.

238.                           Proof that a notice contained in an electronic communication was sent in accordance with guidance issued by the Institute of Chartered Secretaries and Administrators shall be conclusive evidence that the notice was given.

239.                           Any document or other information sent or supplied by the Company by any other means authorised in writing by the member concerned shall be deemed to have been received when the Company has carried out the action it has been authorised to take for that purpose.

Notice binding on transferees

240.                           Every person who, by operation of law, transfer or any other means, becomes entitled to a share shall be bound by any notice in respect of that share (other than a notice given by the Company under DTR5 while the Company’s Ordinary Shares are admitted to trading on AIM) which, before his name is entered in the Register, has been given to a person from whom he derives his title.

Notice during disruption of services

241.                           If at any time by reason of the suspension, interruption or curtailment of postal services or the electronic communications system in Jersey, the Republic of Ireland, the United Kingdom or the USA, the Company is or would be unable effectively to convene a general meeting by notices sent through the post or by electronic means, notice of the general meeting may be given by a notice advertised in at least one newspaper with a national circulation in each of the United Kingdom and the USA.  Such notice shall be deemed to have been duly served on all persons who are entitled to have notice of meetings sent to them at noon on the day when the advertisement (or, where applicable, the first of such advertisements) appears.  In any such case, the Company shall send confirmatory copies of the notice by post or by electronic means if, at least seven clear days before the meeting, the posting of notices to addresses throughout Jersey, the Republic of Ireland, the United Kingdom or the USA or, as the case may be, the sending of such notices by electronic means again becomes practicable.

WINDING UP

242.                           The Board shall have power in the name and on behalf of the Company to present a petition to the Court for the Company to be wound up.  Subject to any particular rights or limitations for the time being attached to any shares, as may be specified in these Articles or upon which such shares may be issued, if the Company is wound up, the assets available for distribution among the members shall be distributed to the members pro rata to the number of shares held by each member at the time of the commencement of the winding up.  If any share is not fully paid up, that share shall only carry the right to receive a distribution calculated on the basis of the proportion that the amount paid up on that share bears to the issue price of that share.

243.                           If the Company shall be wound up (whether the liquidation is voluntary, under supervision, or by the Court) the liquidator (or the Directors, where no liquidator is appointed) may, with the authority of a special resolution, divide amongst the members in specie the whole or any part of the assets of the Company (whether or not the assets shall consist of property of one kind or shall consist of properties of different kinds) and may for such purpose set such value as he deems fair upon any one or more class or classes of property and may subject to any special rights attached to any shares or the terms of issue thereof determine how such division shall be carried out as between the members or different classes of members. The liquidator (or the Directors, where no liquidator is appointed) may, with the like authority, vest any part of the assets in trustees upon such trusts for the benefit of members as the liquidator with the like authority shall think fit, and the liquidation of the Company may be closed and the Company dissolved, but so that no contributory shall be compelled to accept any shares or other property in respect of which there is a liability.

INDEMNITY AND INSURANCE

244.                           Subject to the provisions of and to the extent permitted by the Companies Laws, the Company may:

(a)                                  indemnify any Director of the Company (or of a subsidiary) against any liability;

(b)                                 indemnify a Director of a company that is a trustee of an occupational pension scheme for employees (or former employees) of the Company (or of an associated body corporate) against liability incurred in connection with the company’s activities as trustee of the scheme;

(c)                                  purchase and maintain insurance against any liability for any Director referred to in  paragraph (a) or (b) above; and

(d)                                 provide any Director referred to in paragraph (a) or (b) above with funds (whether by loan or otherwise) to meet expenditure incurred or to be incurred by him in defending any criminal, regulatory or civil proceedings or in connection with an application for relief (or to enable any such Director to avoid incurring such expenditure).

245.                           Subject to the Companies Laws, the powers given by Article 244 shall not limit any general powers of the Company to grant indemnities, purchase and maintain insurance or provide funds (whether by way of loan or otherwise) to any person in connection with any legal or regulatory proceedings or applications for relief.